Exhibit 10.1

OMNIBUS AMENDMENT TO CREDIT AGREEMENT AND

CUSTODIAL AND PAYMENT APPLICATION AGREEMENT

OMNIBUS AMENDMENT TO CREDIT AGREEMENT AND CUSTODIAL AND PAYMENT APPLICATION AGREEMENT, dated as of May 15, 2009 (this “Amendment”), to (a) that certain Credit Agreement, dated as of March 17, 2006 (as amended, restated, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing Credit Agreement,” and as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”), by and among AHR Capital BofA Limited, a company organized under the laws of Ireland (“AHR Capital”), as a borrower (a “Borrower”), Anthracite Capital, Inc., a company organized under the laws of Maryland (“Anthracite”), as the borrower agent (in such capacity, the “Borrower Agent”), the borrowers from time to time parties thereto (each, a “Borrower,” and together with AHR Capital, collectively, the “Borrowers”) and Bank of America, N.A. (“BANA”), as lender (in such capacity, the “Lender”), and (b) that certain Custodial and Payment Application Agreement, dated as April 7, 2006 (as amended, restated, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing Custodial Agreement,” and as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Custodial Agreement”), by and among the Borrower Agent, the Lender and BANA, as successor-by-merger to LaSalle Bank National Association, as custodian and bank (in such capacity, the “Custodian”). Capitalized terms used but not otherwise defined herein shall have the meanings specified therefor in the Credit Agreement and the Custodial Agreement, as applicable.

RECITALS

WHEREAS, the Borrowers, the Borrower Agent and the Lender are parties to the Existing Credit Agreement;

WHEREAS, the Borrower Agent, the Lender and the Custodian are parties to the Existing Custodial Agreement;

WHEREAS, Banc of America Mortgage Capital Corporation (“BAMCC”) and BANA, as buyers (BAMCC and BANA, in such capacity, the “Buyers”), BANA, as buyer agent (in such capacity, the “Buyer Agent”; the Buyer Agent, the Buyers and the Lender, collectively, the “BOA Parties”) and Anthracite Capital BOFA Funding LLC (the “Seller”) have agreed to amend that certain Master Repurchase Agreement, dated as of July 20, 2007 (together with Annex I thereto, as both are amended, restated, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing Repurchase Agreement”) by entering into that certain Amendment to Repurchase Agreement, dated as of the date hereof (the “BOA Repo Amendment”; the Existing Repurchase Agreement, as amended by the BOA Repo Amendment, the “Repurchase Agreement”);

WHEREAS, Deutsche Bank AG, Cayman Islands Branch (“Deutsche Bank”) as buyer, Anthracite Funding, LLC, as seller (“AHR-DB Delaware Seller”), and AHR Capital DB Limited, as seller (“AHR-DB Irish Seller”; together with AHR-DB Delaware Seller, collectively, “AHR-DB Seller”) have agreed to amend that certain Master Repurchase Agreement, dated as of December 23, 2004 (the “Existing DB Repurchase Agreement”), by entering into that certain Amendment No. 4 to the Master Repurchase Agreement, dated as of the date hereof (the “DB Restructuring Amendment”; the Existing DB Repurchase Agreement, as amended by the DB Restructuring Amendment and as further amended, restated, supplemented, or otherwise modified from time to time, the “DB Repurchase Agreement”);

WHEREAS, Morgan Stanley Mortgage Servicing Limited, as security trustee under the MS Loan Agreement (defined below) (“MS Servicing”) and Morgan Stanley Principal Funding, Inc., as

agent and lender under the MS Loan Agreement (Morgan Stanley Principal Funding, Inc. and together with MS Servicing, collectively, “Morgan Stanley”; Morgan Stanley together with Deutsche Bank and the BOA Parties, collectively, the “Secured Creditors”), as lenders, and AHR Capital MS Limited, as borrower (“AHR-MS Borrower”; and AHR-MS Borrower, together with AHR, Seller, the Borrowers, the Borrower Agent and AHR-DB Seller, the “Anthracite Parties”), have agreed to amend and restate the Third Amended and Restated Multicurrency Facility Agreement, dated as of December 31, 2008, by entering into the Fourth Amended and Restated Multicurrency Facility Agreement, dated as of the date hereof (as amended, restated, supplemented, or otherwise modified from time to time, the “MS Loan Agreement”; the MS Loan Agreement, together with the DB Repurchase Agreement, the Repurchase Agreement and the Credit Agreement, the “Senior Secured Facilities”);

WHEREAS, Anthracite has guaranteed the obligations of (i) the Borrowers under the Credit Agreement, (ii) the Seller under the Repurchase Agreement, (iii) the AHR-DB Sellers under the DB Repurchase Agreement and (iv) the AHR-MS Borrower under the MS Loan Agreement to the applicable Secured Creditors;

WHEREAS, AHR Capital Limited (“AHR Ireland”) is a wholly-owned subsidiary of Anthracite;

WHEREAS, the Secured Creditors have appointed Bank of America, N.A. as collateral agent (in such capacity and together with any successor collateral agent appointed pursuant to the Collateral Agency Agreement, the “Collateral Agent”) pursuant to the Collateral Agency Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agency Agreement”), among the Secured Creditors, the Anthracite Parties and the Collateral Agent;

WHEREAS, as a condition to the effectiveness of this Amendment the BOA Repo Amendment, the DB Amendment and the MS Loan Agreement, the Anthracite Parties have agreed to grant to each Secured Creditor subordinated second priority liens on all Primary Interests (as defined below) securing the obligations to the other Secured Creditors under the other Senior Secured Facilities;

WHEREAS, the Secured Creditors and the Collateral Agent have entered into the Intercreditor Agreement, dated as of the date hereof (the “Intercreditor Agreement”), to set forth the relative rights of the Secured Creditors in the Primary Interests;

WHEREAS, as a condition to effectiveness of this Amendment, the BOA Repo Amendment, the DB Amendment and the MS Loan Agreement, Anthracite Secured Interest LLC (“SPE Holdco,” and together with AHR Ireland, the “New Entities”; the New Entities together with the Anthracite Parties, the “Loan Parties”), a wholly-owned subsidiary of Anthracite, has agreed to provide the Collateral Agent, for the benefit of the Secured Creditors, with a security interest in all of its assets (the “Additional Collateral”), which security interest constitutes a “securities contract” as contemplated by Section 741(7)(A)(xi) of the Bankruptcy Code as a security agreement or arrangement or other credit enhancement related to any agreement or transaction referred to in Section 741(7)(A) of the Bankruptcy Code;

WHEREAS, the Anthracite Parties, SPE Holdco and the Secured Creditors have agreed to the distribution of the proceeds of the Additional Collateral by the Collateral Agent pursuant to the terms of the Custodial and Account Control Agreement, dated as of the date hereof, between the Collateral Agent, SPE Holdco, Bank of America, N.A., in its capacity as custodian thereunder and any additional pledgors from time to time party thereto (the “Custodial and Account Control Agreement”);

WHEREAS, Anthracite will cause all distributions received by Anthracite from AHR Ireland to be deposited in the Cash Management Account (as defined in the Custodial and Account Control Agreement) and applied pursuant to the Custodial and Account Control Agreement;

WHEREAS, the Lender has agreed, subject to the terms and conditions hereof, that the Existing Credit Agreement shall be amended as set forth in this Amendment; and

WHEREAS, the Lender and the Custodian have agreed, subject to the terms and conditions hereof, that the Existing Custodial Agreement shall be amended as set forth in this Amendment;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments to Section 1.01 of the Credit Agreement (Definitions and Accounting Matters).

(a) Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definitions of “Additional Terms Schedule,” “Collateral Value Cash Sweep Event,” “Eligible Asset Proceeds Prepayment Amount”, “Repo Deferred Payments,” and “Termination Date Extension” in their entirety.

(b) Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Affiliate” in its entirety and inserting in lieu thereof the following:

““Affiliate” shall mean, in respect of any specified Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person. For the purposes of this definition, “Control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative thereto; provided, that any Person which owns directly or indirectly 25% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 25% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) shall be deemed to control such corporation or other Person. Notwithstanding the forgoing, for all purposes hereunder, neither BlackRock Financial Management, Anthracite nor any direct or indirect Subsidiary thereof shall be an “Affiliate” of Bank of America Corporation or any of its Subsidiaries (except BlackRock Financial Management, Anthracite or any such direct or indirect Subsidiary thereof).”

(c) Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Applicable Margin” in its entirety and inserting in lieu thereof the following:

““Applicable Margin” shall mean (i) during the period from the Restructuring Amendment Effective Date until the Extension Effectiveness Date, a rate per annum equal to 3.50% and (ii) thereafter, a rate per annum equal to 4.00%; provided that, the then-applicable Applicable Margin shall be increased by a rate per annum equal to 3.00% commencing as of the date an Applicable Margin Increase Event has occurred and so long as such Applicable Margin Increase Event is continuing.”

(d) Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Asset Attributable Loan Balance” in its entirety and inserting in lieu thereof the following:

““Asset Attributable Loan Balance” shall mean, in respect of each Eligible Asset, the outstanding principal balance of all outstanding Loans attributable to such Eligible Asset; provided that, on each Reallocation Date and at any time upon the occurrence of a Reallocation Credit Event, the Lender, may in its sole and absolute discretion modify the Asset Attributable Loan Balance in respect of any Eligible Asset; provided further that, in no event will any such modification of the Asset Attributable Loan Balance increase either the aggregate outstanding principal balance of the Loans or the aggregate amount of the Obligations.”

(e) Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Borrower Security Agreement” in its entirety and inserting in lieu thereof the following:

““Borrower Security Agreement” shall mean the Amended and Restated Borrower Security Agreement, dated as of August 15, 2008, delivered by AHR Capital and each other Borrower in favor of BANA, as collateral agent for the benefit of the BOA Parties, as reaffirmed by the Borrower Security Agreement Reaffirmation and as the same may be amended, restated, supplemented or otherwise modified from time to time.”

(f) Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Collateral Documents” in its entirety and inserting in lieu thereof the following:

““Collateral Documents” shall mean (a) the Collateral (US) Documents, (b) the Collateral (England and Wales) Documents, (c) the Collateral (Federal Republic of Germany) Documents, (d) the Collateral (Ireland) Documents, (e) the Collateral (Other Eligible Jurisdiction) Documents, (f) the Additional Collateral Documents and (g) the Second Priority Collateral Documents.”

(g) Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Collateral (US) Documents” in its entirety and inserting in lieu thereof the following:

““Collateral (US) Documents” shall mean the collective reference to the Parent Guaranty, the Parent Pledge Agreement, the Borrower Security Agreement, the Affiliate Security Agreement, the US Collection Account Control Agreement and all other security documents which are subject to, and governed by, applicable New York law (or other applicable federal or state law) hereafter delivered to the Lender granting a Lien on any property of any Person to secure the obligations and liabilities of each Borrower under any Loan Document.”

(h) Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Eligible Asset” in its entirety and inserting in lieu thereof the following:

““Eligible Asset” shall mean all assets over which a Lien has been granted to the Lender pursuant to the Collateral Documents, other than assets that are Additional Collateral or BOA Secondary Collateral.”

(i) Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “English Sub-Collection Account” in its entirety and inserting in lieu thereof the following:

““English Sub-Collection Account” shall mean account number 40183203, Sort Code 405030, maintained by AHR Capital with the Custodian, as securities intermediary.”

(j) Section 1.01 of the Existing Credit Agreement is hereby amended by amending the definition of “Eurocurrency Rate” by inserting “the greater of (i) a rate per annum equal to 2.00% or (ii)” immediately following the term “Eurocurrency Rate Loan,” in the first sentence thereof.

(k) Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Parent Guaranty” in its entirety and inserting in lieu thereof the following:

““Parent Guaranty” shall mean that certain Second Amended and Restated Parent Guaranty, dated as of May 15, 2009, made by Anthracite in favor of the Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.”

(l) Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Parent Pledge Agreement” in its entirety and inserting in lieu thereof the following:

““Parent Pledge Agreement” shall mean that certain Second Amended and Restated Parent Pledge Agreement, dated as of May 15, 2009, made by Anthracite in favor of Bank of America, N.A., as collateral agent for the Lender, the Buyers and the Buyer Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.”

(m) Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Payment Date” in its entirety and inserting in lieu thereof the following:

““Payment Date” shall mean the day falling two (2) Business Days prior the day by which Paydown Target Deficiencies must be communicated pursuant to the definition of “Paydown Target Deficiency” (as such term is defined in the Custodial and Account Control Agreement) and, for the month in which the Termination Date falls, the Termination Date.”

(n) Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the phrase “including, without limitation, the Repo Deferred Payments,” in its entirety from the definition of “Repo Obligations.”

(o) Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Responsible Officer” in its entirety and inserting in lieu thereof the following:

““Responsible Officer” shall mean, as to any Person, the chief executive officer, the chief financial officer, the President, the Vice President, any director, the Secretary or the Treasurer or any other duly appointed officer of such Person or of its sole member or managing member customarily performing functions similar to those performed by any of the foregoing officers of such Person.”

(p) Section 1.01 of the Existing Credit Agreement is hereby amended by deleting the definition of “Termination Date” in its entirety and inserting in lieu thereof the following:

““Termination Date” shall mean September 30, 2010, or such other date on which this Agreement shall be extended or terminated in accordance with Section 2.07 or such other date as otherwise provided in this Agreement.”

(q) Section 1.01 of the Existing Credit Agreement is hereby amended by inserting the following new definitions in proper alphabetical order:

““Acceptable Adjustment Information” shall have the meaning set forth in Section 6.33.

“Additional Collateral” shall mean the unencumbered assets held by AHR Ireland and SPE Holdco pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Additional Collateral Documents.

“Additional Collateral Documents” shall mean the SPE Holdco Security Agreement, the Additional Parent Pledge Agreement (SPE Holdco), the Additional Share Charge Agreement (AHR Ireland) and the Additional Parent Pledge Agreement (AHR Ireland) and all other security documents which are hereinafter delivered to the Collateral Agent granting a Lien to the Collateral Agent for the benefit of the Secured Creditors on any property of any Person to secure the obligations and liabilities of any Anthracite Party or Affiliate thereof under any Senior Secured Facility.

“Additional Parent Pledge Agreement (AHR Ireland)” shall mean that certain First Priority Irish Share Charge, dated as of May 15, 2009, made by Anthracite in favor of the Collateral Agent for the benefit of the Secured Creditors, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Additional Parent Pledge Agreement (SPE Holdco)” shall mean that certain Equity Pledge and Security Agreement, dated as of May 15, 2009, made by Anthracite in favor of the Collateral Agent for the benefit of the Secured Creditors, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Affiliate Security Agreement” shall mean the Affiliate Security Agreement, dated as of August 15, 2008, delivered by the Seller in favor of the Lender, as amended and reaffirmed by the Affiliate Security Agreement Reaffirmation and as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Affiliate Security Agreement Reaffirmation” shall mean the Affiliate Security Agreement Amendment and Reaffirmation Agreement, dated as of May 15, 2009, delivered by the Seller to Bank of America, N.A., as collateral agent, for the benefit of the Lender.

“Additional Share Charge Agreement (AHR Ireland)” shall mean that certain First Priority Irish Share Charge, dated as of May 15, 2009, made by Anthracite in favor of the Collateral Agent for the benefit of the Secured Creditors, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Aggregate Extension Criteria” shall mean, collectively:

(a) the Extension Criteria;

(b) the “Extension Criteria,” as defined in the Repurchase Agreement;

(c) the “Extension Criteria,” as defined in the DB Repurchase Agreement; and

(d) the extension criteria, as specified in Section 9.3 of the MS Loan Agreement.

“AHR-DB Seller” shall have the meaning set forth in the Restructuring Amendment.

“AHR-DB Delaware Seller” shall mean Anthracite Funding, LLC.

“AHR-DB Irish Seller” shall mean AHR Capital DB Limited.

“AHR Ireland” shall have the meaning set forth in the Restructuring Amendment.

“AHR-MS Borrower” shall have the meaning set forth in the Restructuring Amendment.

“Anthracite Parties” shall have the meaning set forth in the Restructuring Amendment.

“BlackRock Cash Fee” shall mean an amount equal to the lesser of (i) the net interest payment reductions associated with Permitted Refinancing Indebtedness effective after the Restructuring Amendment Effective Date and (ii) 50% of the base management fees due and payable to BlackRock Financial Management by Anthracite and its Subsidiaries.

“BlackRock Credit Agreement” shall mean that certain Credit Agreement, dated as of March 7, 2008, between Anthracite and BlackRock Holdco 2, Inc., as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with Section 6.21 of the Credit Agreement.

“BlackRock Financial Management” shall mean BlackRock Financial Management, Inc.

“BOA Additional Collateral” shall mean all assets over which a Lien has been granted to the Collateral Agent for the benefit of a BOA Party pursuant to the Additional Collateral Documents.

“BOA Parties” shall mean, collectively, the Buyer Agent, the Buyers and the Lender.

“BOA Primary Collateral” shall mean all property and rights described as “Collateral” (or the equivalent thereof) as defined in the Collateral Documents (for the purposes of this definition, “Collateral Documents” shall not include the Additional Collateral Documents and the Second Priority Collateral Documents).

“BOA Primary Interests” shall mean, collectively, the BOA Primary Collateral and the BOA Repo Interests.

“BOA Repo Interests” shall mean each Buyer’s (i) rights in assets purchased under the Repurchase Agreement and in other property pledged as additional security for the Repo Obligations (collectively, the “BOA Subject Assets”), (ii) other rights under the Repurchase Agreement and the other Transaction Documents and (iii) security interest granted pursuant to the Repurchase Agreement in, inter alia, the BOA Subject Assets to secure the Repo Obligations.

“BOA Secondary Collateral” shall mean all assets over which a Lien has been granted to the Collateral Agent for the benefit of a BOA Party pursuant to the Second Priority Collateral Documents.

“Borrower Security Agreement Reaffirmation” shall mean the Amended and Restated Borrower Security Agreement Reaffirmation Agreement, dated as of May 15, 2009, delivered by each Borrower party to the Borrower Security Agreement to Bank of America, N.A., as collateral agent, for the benefit of the BOA Parties.

“Budget” shall mean a month-to-month budget prepared by the Borrower Agent for the period from the Restructuring Amendment Effective Date through the initial Termination Date; and after the initial Termination Date, any Extension Budget accepted by the Lender.

“Buyers” shall mean, collectively Bank of America, N.A. and Bank of America Mortgage Capital Corporation.

“Cash Management Account”: shall have the meaning set forth in the Custodial and Account Control Agreement.

“Collateral Agency Agreement” shall have the meaning set forth in the Restructuring Amendment.

“Collateral Agent” shall have the meaning set forth in the Restructuring Amendment.

“Collection Period” shall mean the period from (and including) a Payment Date to (but excluding) the next Payment Date.

“Custodial and Account Control Agreement” shall have the meaning set forth in the Restructuring Amendment.

“DB Repurchase Agreement” shall have the meaning set forth in the Restructuring Amendment.

“DB Restructuring Amendment” shall have the meaning set forth in the Restructuring Amendment.

“Deferred Restructuring Fee” shall mean the sum of the Guaranteed Deferred Restructuring Fee and the Secondary Deferred Restructuring Fee, which amount is payable to the Buyer Agent, for the benefit of the Buyers, and the Lender, without duplication, in connection with this Agreement and the Repurchase Agreement. For the avoidance of doubt, the aggregate amount of the Deferred Restructuring Fee payable to the Buyer Agent, for the benefit of the Buyers, and the Lender pursuant to this Agreement and the Repurchase Agreement shall not exceed $12,230,000.

“Deutsche Bank” shall have the meaning set forth in the Restructuring Amendment.

“Existing Indebtedness” shall have the meaning provided in Section 6.11(g) hereof.

“Extension Acceptance” shall have the meaning provided in Section 2.07(a) hereof.

“Extension Budget” shall mean a month-to-month budget prepared by the Borrower Agent for the period from the then current Termination Date through the requested extended Termination Date, which budget shall be delivered by the Borrower Agent to the Lender concurrently with the Extension Request.

“Extension Criteria” shall mean the following:

(a) the Lender receives an Extension Budget at least thirty (30) days prior to the then-current Termination Date, in form and substance satisfactory to the Lender in its sole discretion exercised in good faith;

(b) no Paydown Target Deficiency exists; and

(c) no Event of Default hereunder, or under the Repurchase Agreement, has occurred and is continuing.

“Extension Effectiveness Date” shall have the meaning provided in Section 2.07(a) hereof.

“Extension Request” shall have the meaning provided in Section 2.07(a) hereof.

“Guaranteed Deferred Restructuring Fee” shall mean an amount equal to $1,529,000, which amount is payable to the Buyer Agent, for the benefit of the Buyers, and the Lender, without duplication, in connection with this Agreement and the Repurchase Agreement. For the avoidance of doubt, the aggregate amount of the Guaranteed Deferred Restructuring Fee payable to the Buyer Agent, for the benefit of the Buyers, and the Lender pursuant to this Agreement and the Repurchase Agreement shall not exceed $1,529,000.

“Independent Director” shall mean a director meeting the criteria for an “independent director” as set forth in NYSE, Inc., Listed Company Manual § 303(A) (or such successor regulation or standard); provided that, in addition, references to “the company” therein shall include BlackRock Financial Management and its Affiliates.

“Intercreditor Agreement” shall have the meaning set forth in the Restructuring Amendment.

“Lockbox Account” shall mean the “Pledgor’s Account,” as defined in the Custodial and Account Control Agreement.

“Monetary Credit Event” shall mean any event or occurrence, including, without limitation, any Reallocation Credit Event, that the Lender has determined, in its sole discretion to have had, or is likely to have, a material adverse effect on the ability of any Eligible Asset to generate current or future cash flows.

“Morgan Stanley” shall have the meaning set forth in the Restructuring Amendment.

“MS Loan Agreement” shall have the meaning set forth in the Restructuring Amendment.

“Net Interest Savings” shall have the meaning set forth in Section 6.33.

“New Entities” shall have the meaning set forth in the Restructuring Amendment.

“Paydown Target Deficiency” shall have the meaning provided in Section 2.06(e) hereof.

“Paydown Targets” shall mean the quarterly paydown targets in respect of each Secured Creditor, as specified in (i) Section 2.06(f) and Schedule 2.06(f) of the Credit Agreement, (ii) Section 3.14 and Exhibit XI of the Repurchase Agreement, (c) Exhibit C of the DB Restructuring Amendment and (iv) Section 10.3 and Schedule 10.18 of the MS Loan Agreement.

“Permitted Asset Refinancing” shall mean Indebtedness, including, without limitation, any refinancings, refundings, renewals or extensions of credit, secured by any asset (a) released from the Lender’s Lien in accordance with Section 2.01, (b) released from another Secured Creditor’s Lien pursuant to the terms of the corresponding Senior Secured Facility or (c) released from the Collateral Agent’s Lien pursuant to the Additional Collateral Documents, and, in each case, transferred to a Person who is not an Anthracite Party nor a New Entity; provided that, (A) such Indebtedness shall (i) meet the requirements of Section 6.11(h); (ii) have a final maturity date no earlier than December 31, 2011; (iii) the terms of such new Indebtedness shall provide that an Event of Default shall not constitute a default or acceleration event under such new Indebtedness; (iv) have representations and warranties, covenants, defaults and events of default which are not materially more restrictive, when taken as a whole, than the applicable representations and warranties, covenants, defaults and events of default in this Agreement; and (v) be recourse only to such asset and is not otherwise secured by any Primary Interest or Additional Collateral and (B) if such asset was an Eligible Asset subject to the terms of this Agreement, the Lender shall receive the Release Price with respect to such Eligible Asset upon the occurrence of such Indebtedness.

“Permitted BlackRock Payments” shall mean the following:

(a) payment of interest under the BlackRock Credit Agreement; so long as (i) such payments are made solely from cash flow of Anthracite’s investment in Carbon Capital II, Inc. and (ii) no default or event of default under any Senior Secured Facility has occurred and is continuing; provided further that, BlackRock Holdco 2, Inc. may accept the collateral securing the BlackRock Credit Agreement in full satisfaction of all obligations thereunder;

(b) payments made by issuers of collateralized debt obligations and other third parties (excluding Anthracite, any other Anthracite Party and their respective Subsidiaries) directly to BlackRock Financial Management in respect of administrative, accounting and service fees pursuant to the existing agreements for said services;

(c) BlackRock Cash Fees payable in accordance with the Custodial and Account Control Agreement;

(d) distributions of Capital Stock in Anthracite to any BlackRock Entity, so long as such distributions are made with the unanimous written consent of the Independent Directors of Anthracite; and

(e) payments to any BlackRock Entity pursuant to the Budget.

“Permitted CDO Acquisition” shall mean an investment by an issuer of a collateralized debt obligation in any transaction or series of transactions (i) made using cash of such issuer not permitted to be released to its equity holders, and (ii) not resulting in a reduction of such issuer’s free cash flow from the amount of free cash flow that existed immediately prior to such transaction or transactions.

“Permitted Disposal” shall mean (a) a disposition or (b) a Permitted Asset Refinancing, in either case, of all or any portion of the Eligible Assets, Purchased Assets or other BOA Primary Interests to or by a third party in an arm’s-length transaction (i) in which the proceeds thereof are not less than the Release Price and (ii) requiring the payment of all such proceeds (less transaction costs satisfactory to the Lender) directly into the English Sub-Collection Account or the Cash Management Account (as such term is defined in the Repurchase Agreement) on terms satisfactory to the Lender.

“Permitted Refinancing Indebtedness” shall have the meaning set forth in Section 6.11(h).

“Primary Interests” as defined in the Intercreditor Agreement.

“Protective Cure Amounts” shall have the meaning set forth in Section 6.28.

“Purchased Assets” shall have the meaning set forth in the Repurchase Agreement.

“Quarterly Paydown Date” shall mean each date set forth on Schedule 2.06(f).

“Quarterly Paydown Target” shall mean the “Cumulative Quarterly Payment Target” set forth on Schedule 2.06(f).

“Rating Agency” shall mean any of Fitch, Moody’s or S&P.

“Reallocation Credit Event” shall mean any of the following events shall have occurred and be continuing:

(a) with respect any Eligible Asset that is a mezzanine loan or B note:

(i) an event of default under the underlying loan agreement, participation or other financing document with respect to such Eligible Asset (after the expiration of all applicable cure periods, including cure periods afforded to lenders under any applicable intercreditor agreement and/or participation agreement);

(ii) the occurrence of any act of God that causes a material adverse effect on the operations of the Underlying Asset with respect to such Eligible Asset;

(iii) the occurrence of any transfer prohibited (i.e., triggering due-on-sale or due-on-encumbrance provisions) under the underlying loan agreement, participation or other financing document with respect to such Eligible Asset; or

(iv) the occurrence of a casualty or a condemnation at an Underlying Asset with respect to an Eligible Asset which causes a material adverse effect on the operations of such Underlying Asset.

(b) with respect any Eligible Asset that is a CMBS security or other real estate-related financial product:

(i) the downgrade by any Rating Agency of such Eligible Asset;

(ii) the placement by any Rating Agency of such Eligible Asset on a watchlist; or

(iii) the issuance by any Rating Agency of a negative outlook report with respect to such Eligible Asset.

“Reallocation Date” shall mean the 15th calendar day of each month, commencing with the first such date after the Restructuring Amendment Effective Date; provided, that if any such date is not a Business Day, the “Reallocation Date” shall be the immediately succeeding Business Day.

“Release Price” shall mean, with respect to any Eligible Asset, the greater of:

(a) the sum of:

(i) the Asset Attributable Loan Balance for such Eligible Asset, plus

(ii) interest accrued thereon, plus

(iii) the pro rata share of any other amount payable hereunder (excluding any amount payable in respect of the Deferred Restructuring Fee), plus

(iv) reasonable transaction costs relating to the Permitted Disposal in respect of such Eligible Asset, plus

(v) an amount equal to 25% of the Asset Attributable Loan Balance for such Eligible Asset; and

(b) an amount equal to 30% of the face amount of such Eligible Asset; and

(c) 100% of the proceeds (less costs satisfactory to the Lender in its sole discretion exercised in good faith) in connection with any Permitted Disposal of such Eligible Asset;

provided that, the Release Price of any Eligible Asset may be decreased by the Lender in its sole discretion, exercised in good faith.

“Remittance Date” shall have the meaning set forth in the Custodial and Account Control Agreement.

“Reserved Matter” shall mean any modification to the contractual relations between a Secured Creditor and any Anthracite Party which does or could:

(a) cause the date on which a payment is due from that Anthracite Party to fall sooner than agreed;

(b) increase the overall amount which that Anthracite Party is or will be obliged to pay over the life of those contractual relations or increase the amount of principal, interest fees or other amounts payable under those contractual relations or change the basis on which such amounts are calculated;

(c) change the Paydown Targets;

(d) change the way in which funds paid by that Anthracite Party are to be applied to amounts payable by that Anthracite Party;

(e) change the currency in which amounts due are payable;

(f) change the conditions of disposing of any interest in an asset of that Anthracite Party;

(g) change the ability of that Anthracite Party to agree to modify agreements between it and any of its debtors or other obligors;

(h) change the way in which amounts payable to that Anthracite Party are to be applied;

(i) change the Aggregate Extension Criteria;

(j) postpone, release or modify any obligation of that Anthracite Party to provide information, meet financial performance thresholds, not incur further Indebtedness or not grant new security;

(k) effect a change to the Secured Creditors or the Anthracite Parties;

(l) change any consent mechanism;

(m) vary the nature, scope or terms of any guarantee and indemnity; or

(n) have a material adverse effect on (i) the ability of the Anthracite Parties to fully and timely perform any of their obligations under any of the Loan Documents or any Transaction Document or (ii) any other Secured Creditor’s rights under its respective Senior Secured Facility and the applicable transaction documents thereunder.

“Restructuring Amendment” shall mean that certain Omnibus Amendment to Credit Agreement and Custodial and Payment Application Agreement, dated as of May 15, 2009, among the Borrowers, the Borrower Agent and the Lender.

“Restructuring Amendment Effective Date” shall mean the “Amendment Effective Date,” as defined in the Restructuring Amendment.

“Second Priority Collateral” shall mean all assets of the Anthracite Parties over which a Lien has been granted to the Collateral Agent for the benefit of any Secured Creditor pursuant to the Second Priority Collateral Documents.

“Second Priority Collateral Documents” shall mean the Second Priority Security Agreement (DB Collateral), the Second Priority Security Agreement (MS Collateral), the Second Priority Pledge Agreement (DB Equity), the Second Priority Pledge Agreement (MS Equity), the Second Priority Debenture (MS Collateral), the Second Priority Share Pledge (MS Equity), the Second Priority Collection Account Control Agreement (MS Collateral) and all other security documents which are hereinafter delivered to the Collateral Agent granting a second-priority Lien to the Collateral Agent for the benefit of the BOA Parties on any Property of any Person to secure the obligations and liabilities of any Anthracite Party or Affiliate thereof under any Loan Document or any Transaction Document.

“Second Priority Collection Account Control Agreement (MS Collateral)” shall mean the Second Priority Collection Account Security and Control Agreement, dated on or about the date hereof, among the AHR-MS Borrower, BANA, as Collateral Agent and BANA, as bank, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Second Priority Debenture (MS Collateral)” shall mean Second Ranking Debenture, dated on or about the date hereof, made by the AHR-MS Borrower, in favor of Bank of America, N.A., as Collateral Agent, custodian and account bank, the Servicers (as defined therein) and Citco Corporate Services (Ireland) Limited, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Second Priority Pledge Agreement (DB Equity)” shall mean the Second Priority Parent Pledge Agreement, dated on or about the date hereof, made by Anthracite in favor of the Collateral Agent for the benefit of the BOA Parties and Morgan Stanley, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Second Priority Pledge Agreement (MS Equity)” shall mean the Second Priority Parent Pledge Agreement, dated on or about the date hereof, made by Anthracite to the Collateral Agent for the benefit of the BOA Parties and Deutsche Bank, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Second Priority Security Agreement (DB Collateral)” shall mean the Second Priority Seller Security Agreement, dated on or about the date hereof, made by the AHR-DB Delaware Seller, the AHR-DB Irish Seller in favor of the Collateral Agent for the benefit of the BOA Parties and Morgan Stanley, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Second Priority Security Agreement (MS Collateral)” shall mean the Second Priority Pledge and Security Agreement (MS Collateral), dated on or about the date hereof, made by the AHR-MS Borrower in favor of the Collateral Agent for the benefit of the BOA Parties and Deutsche Bank, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Second Priority Share Pledge (MS Equity)” shall mean the Second Priority Irish Share Charge, dated on or about the date hereof, made by Anthracite in favor of Bank of America, N.A. (as Collateral Agent for the ratable benefit of the Second Priority Secured Parties) , as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Secondary Deferred Restructuring Fee” shall mean an amount equal to $10,701,000, which amount is payable to the Buyer Agent, for the benefit of the Buyers, and the Lender, without duplication, in connection with this Agreement and the Repurchase Agreement. For the avoidance of doubt, the aggregate amount of the Secondary Deferred Restructuring Fee payable to the Buyer Agent, for the benefit of the Buyers, and the Lender pursuant to this Agreement and the Repurchase Agreement shall not exceed $10,701,000.

“Secured Creditors” shall have the meaning set forth in the Restructuring Amendment.

“Senior Secured Facilities” shall have the meaning set forth in the Restructuring Amendment.

“Specified Cash Proceeds” shall mean the aggregate amount of principal and Repurchase Price reduced from (i) the application of proceeds under Sections 3.1.1(D)(i) (but only in respect of regularly scheduled principal payments), 3.1.1(E), 3.1.1(F) and 3.1.1(G) of the Custodial and Payment Application Agreement, (ii) the application of proceeds under Sections 5.3.4(i) (but only in respect of regularly scheduled principal payments), 5.3.5, 5.3.6 and 5.3.7 of the Repurchase Agreement and (iii) the application of amounts received by the Lender and the Buyer Agent from the Cash Management Account pursuant to Section 2(d)(iii)(c) and (e) of the Custodial and Account Control Agreement, in each case, received by the Lender and/or the Buyers after the Restructuring Amendment Effective Date, without duplication.

“SPE Holdco” shall have the meaning set forth in the Restructuring Amendment.

“SPE Holdco Security Agreement” shall mean that certain Pledge and Security Agreement, dated as of May 15, 2009, made by SPE Holdco in favor of the Collateral Agent for the benefit of the Secured Creditors, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Transaction Documents” shall mean the “Transaction Documents,” as defined in the Repurchase Agreement.

“Unsecured Anthracite Notes” shall mean the notes, preferred shares and other securities and obligations of Anthracite and its Affiliates listed on Schedule 1-G.

SECTION 2. Amendments to Section 2.01 of the Credit Agreement (Loans, Notes and Prepayments). Section 2.01 of the Existing Credit Agreement is hereby amended by deleting Section 2.01(d) in its entirety and inserting the following in lieu thereof:

“(d) In connection with a Permitted Disposal of an Eligible Asset, promptly upon the payment in full in cash of the Release Price for such Eligible Asset and upon a Borrower’s written request, each BOA Party shall grant such Borrower release of such BOA Party’s Lien on such Eligible Asset substantially in the form provided as Exhibit M (as the same shall be amended, from time to time, as may be necessary under the laws of the relevant jurisdiction to effect a complete and unconditional release by such BOA Party of all its right, title and interest in, to and under such Eligible Asset) and, effective on such date, such asset shall thereupon no longer be deemed an Eligible Asset hereunder. All cost and expenses in connection with all necessary release documents shall be paid by such Borrower upon demand.

(e) Without limiting the provisions of Section 2.01(d) above, promptly upon the payment in full of all Obligations and all Repo Obligations (including, without limitation, the payment of the Deferred Restructuring Fee), the Lender and each of the other BOA Parties shall (i) grant the Anthracite Parties and the New Entities a release by such Person of all its right, title and interest in, to and under all Eligible Assets, the other BOA Primary Interests, the Additional Collateral and the BOA Secondary Collateral and (ii) execute and deliver such other documents as may be necessary under the laws of the relevant jurisdiction to effect a complete and unconditional release. All cost and expenses in connection with all necessary release documents shall be paid by Anthracite and its Subsidiaries upon demand.

(f) If, after giving effect to any release pursuant to Sections 2.01(d) or (e) above, no Eligible Assets would remain as Collateral and no Purchased Assets remain subject to any transaction under the Repurchase Agreement, then simultaneously with such release, the BOA Parties shall cease to enjoy the benefit of, and otherwise release, all Liens granted to any BOA Party pursuant to the Second Priority Collateral Documents and the Additional Collateral Documents.

(g) Notwithstanding anything contained herein or in any other Loan Document to the contrary, no additional Loans, borrowings or other extensions of credit shall be made by the Lender to any Borrower on or after January 28, 2009.”

SECTION 3. Amendments to Section 2.06 of the Credit Agreement (Prepayments). Section 2.06 of the Existing Credit Agreement is hereby amended by deleting Section 2.06 in its entirety and inserting the following in lieu thereof:

“2.06 Prepayments.

(a) Notwithstanding anything contained herein or in any other Loan Document to the contrary, all CA Deferred Payments or any other payments due and owing because of the occurrence of a Borrowing Base Deficiency Event or Collateral Value Deficiency Event, are hereby waived.

(b) Reserved.

(c) If at any time any Borrower shall receive any Eligible Asset Net Cash Proceeds or any Underlying Asset Net Cash Proceeds in respect of any Eligible Asset, such Borrower shall deposit such Eligible Asset Net Cash Proceeds or Underlying Asset Net Cash Proceeds in the English Sub-Collection Account to be applied pursuant to Article III of the Custodial and Payment Application Agreement.

(d) Reserved.

(e) The Borrowers may, at any time and from time to time, prepay the Loans, in whole or in part, without premium or penalty, and such prepayment shall be applied to the Asset Attributable Loan Balance of one or more Eligible Assets as determined by the Lender in its sole discretion.

(f) Beginning with the quarter ending September 30, 2009, if on any Quarterly Paydown Date, the Specified Cash Proceeds received by the Lender and the Buyers as of such Quarterly Paydown Date is less than the Quarterly Paydown Targets specified for such Quarterly Paydown Date (the “Paydown Target Deficiency”), then, in accordance with the terms of the Custodial and Account Control Agreement, the Lender and Buyer Agent shall provide the Collateral Agent with written notice of such Paydown Target Deficiency on or before the applicable Remittance Date. Any amounts received by the Lender or the Buyer Agent pursuant to Section 2(d)(iii) of the Custodial and Account Control Agreement, shall be applied pursuant to Article III of the Custodial and Payment Application Agreement.

(g) The net cash proceeds received by Anthracite or any of its Subsidiaries from the sale or issuance of Capital Stock or from any Indebtedness permitted under Section 6.11 shall be deposited in the Cash Management Account for application in accordance with Section 2(d)(iii) of the Custodial and Account Control Agreement.”

SECTION 4. Amendments to Section 2.07 of the Credit Agreement. Section 2.07 of the Existing Credit Agreement is hereby amended by deleting Section 2.07 in its entirety and inserting the following in lieu thereof:

“2.07 Extension of the Termination Date.

(a) On a date that is not earlier than thirty (30) days prior to the then current Termination Date, if the Extension Criteria shall be satisfied, the Borrower Agent may request (such request, the “Extension Request”) that the Lender extend the Termination Date to March 30, 2011. The Lender may, in its sole discretion, agree to such Extension Request by providing written notice of such extension to the Borrower Agent (the “Extension Acceptance”) no later than five (5) Business Days prior to the then current Termination Date; provided that, any such extension shall be effective on the date that the Extension Acceptance is given by the Lender (the “Extension Effectiveness Date”). Any failure by the Lender to deliver such Extension Acceptance shall be deemed to be the Lender’s determination not to extend the then-current Termination Date.

(b) If, notwithstanding the satisfaction of the Extension Criteria on the date that the Lender receives the Extension Request and the date that is five (5) Business Days prior to the then-current Termination Date, the Lender determines not to extend the then-current Termination Date, the Lender and the other BOA Parties shall, upon the Termination Date, (i) accept only the BOA Primary Interests in full satisfaction of all Obligations and Repo Obligations, including, without limitation, the obligation of Anthracite and the Borrowers to pay the Deferred Restructuring Fee, and (ii) upon the effective transfer of all BOA Primary Interests to the Lender and the Buyers (or their respective designees), free and clear of all other Liens or interests of third parties, including, without limitation, any Liens or interests held by the Collateral Agent for the benefit of the other Secured Creditors, cease to enjoy the benefit of, and otherwise release, all Liens granted to the BOA Parties, or to the Collateral Agent for the benefit of the BOA Parties, pursuant to the Second Priority Collateral Documents and the Additional Collateral Documents.”

SECTION 5. Amendment to the Credit Agreement (Deferred Restructuring Fee). The Existing Credit Agreement is hereby amended by including the following as a new Section 2.12:

“2.12 Deferred Restructuring Fee. Notwithstanding anything contained herein to the contrary and in addition to any other amounts payable hereunder, Anthracite and the Borrowers, jointly and severally, hereby promise to pay to the Lender and the Buyers, without duplication, the Deferred Restructuring Fee. The Deferred Restructuring Fee shall be due and payable to the Lender and the Buyers for their respective accounts on any date that is the earlier of (a) the date on which (i) all Loans and (ii) the Repurchase Price for all Purchased Assets, in each case, are prepaid, paid or repaid (as applicable) in full, (b) the Termination Date and (c) any date on which the balance of the Loans is declared, or becomes automatically, accelerated pursuant to Section 8 hereof; provided, that if (x) the Lender, in its sole discretion, agrees to release its Liens on all Eligible Assets and (y) the Buyer Agent and the Buyers agree to the repurchase by the Seller of all Purchased Assets and have otherwise released all other Liens on the “Collateral” (as defined in the Repurchase Agreement), in each case, prior to the payment of the Secondary Deferred Restructuring Fee, then any outstanding Secondary Deferred Restructuring Fee shall be deemed waived.”

SECTION 6. Amendments to Section 3.05 of the Credit Agreement (Fees). Section 3.05 of the Existing Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

3.05 Reserved.

SECTION 7. Amendments to Section 6.01 of the Credit Agreement (Financial Statements). Section 6.01 of the Existing Credit Agreement is hereby amended by:

(a) deleting from subsection (b) the phrase “not be qualified as to scope of audit or going concern and shall” in its entirety;

(b) including the following as a new subsection (c) and renumbering subsequent subsections accordingly:

“(c) as soon as available and in any event within thirty (30) days after the end of each calendar month, the unaudited (non-GAAP) consolidated balance sheet of

Anthracite and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statement of cash flows and consolidated statement of equity for Anthracite and its consolidated Subsidiaries for such month, setting forth in each case in comparative form the figures for the previous year;”

SECTION 8. Amendments to Section 6.06 of the Credit Agreement (Required Filings). Section 6.06 of the Existing Credit Agreement is hereby amended by deleting “or any Borrower” therein and inserting “or any of its Subsidiaries” in lieu thereof.

SECTION 9. Amendments to Section 6.08 of the Credit Agreement (Notices). Section 6.08 of the Existing Credit Agreement is hereby amended by (i) deleting the period at the end of Section 6.08(a), (b) and (c) and substituting in lieu therefor, in each case, “;” and (ii) deleting the final paragraph of Section 6.08 and inserting the following new sections and paragraph in the appropriate order:

“(d) any proposed or existing amendment, waiver, modification, margin notice, requests for payment, notice of acceleration or any other communication or notice regarding the payment terms under any Senior Secured Facility or any other Indebtedness of Anthracite or any of its Subsidiaries;

(e) any notice filed by Anthracite or any of its Subsidiaries with the SEC or any other governmental authority; and

(f) any (i) default under any Senior Secured Facility, (ii) any default or event of default under any contractual obligation of Anthracite or any of its Subsidiaries which if not cured could result in liability in excess of $1,000,000 or could reasonably be expected to cause a Material Adverse Change or (iii) any litigations, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings which may exist at any time between Anthracite or any of its Subsidiaries and any governmental authority with an amount in controversy in excess of $1,000,000 or which, if adversely determined, as the case may be, could reasonably be expected to cause a Material Adverse Change.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of Anthracite (a) setting forth details of the occurrence referred to therein, (b) stating what action each of the Borrowers and Anthracite proposes to take with respect thereto.”

SECTION 10. Amendments to Section 6.11 of the Credit Agreement (Limitation on Indebtedness). Section 6.11 of the Existing Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

“6.11 Limitation on Indebtedness. Neither Anthracite nor any of its Subsidiaries shall create, incur, assume or suffer to exist any Indebtedness, other than:

(a) Indebtedness outstanding pursuant to this Agreement and the other Loan Documents;

(b) the BlackRock Credit Agreement;

(c) unsecured Indebtedness of Anthracite or any of its Subsidiaries owing to any BlackRock Entity (other than the BlackRock Credit Agreement); provided:

(i) Anthracite or any of its Subsidiaries has previously executed and delivered to the Lender the Intercompany Subordination Agreement in connection therewith; or

(ii) such Indebtedness is otherwise subordinated to the Lender and the other Secured Creditors on terms and conditions satisfactory to the Secured Creditors, which terms shall include, but not be limited to, (1) subordination of such BlackRock Entity’s rights to receive any payment or realization on any collateral pledged by Anthracite or any of its Subsidiaries as security for obligations owed to such BlackRock Entity, to the rights of the Lender and of the other Secured Creditors under each Senior Secured Facility, (2) deferral of any payment amount owed or to be paid to such BlackRock Entity until each of the obligations owed to the Lender and each other Secured Creditor pursuant to the Senior Secured Facilities has been satisfied in full and (3) subordination of such BlackRock Entity’s rights in any bankruptcy or insolvency proceeding of Anthracite or any of its Subsidiaries to the rights of the Lender and each other Secured Creditor;

(d) unsecured trade payables, in an aggregate amount not to exceed the amounts set forth therefor in the Budget;

(e) Indebtedness pursuant to the “Transaction Documents” (as defined in the DB Repurchase Agreement), the Transaction Documents and the Finance Documents (as defined in the MS Loan Agreement);

(f) unsecured Indebtedness of Anthracite or any of its Subsidiaries (other than unsecured Indebtedness owing to any BlackRock Entity, Anthracite or any of their respective Subsidiaries) subordinated to the Secured Creditors on terms and conditions satisfactory to the Secured Creditors, the proceeds of which Indebtedness are deposited into the Cash Management Account and applied in accordance with Section 2(d)(iii) of the Custodial and Account Control Agreement;

(g) other Indebtedness outstanding as of the Restructuring Amendment Effective Date and set forth on Schedule 6.11(g) (“Existing Indebtedness”);

(h) any refinancings, refundings, renewals or extensions of any Existing Indebtedness or Indebtedness permitted under clause (f) above (such refinanced, refunded, renewed or extended Indebtedness, “Permitted Refinancing Indebtedness”); provided that, (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension, (ii) such refinancing, refunding, renewal or extended Indebtedness shall (A) not have a final maturity prior to the final maturity date of the Indebtedness being refinanced, refunded, renewed or extended and (B) have an average life to maturity equal to or greater than such Indebtedness; (iii) the terms of such refinancing, refunding, renewal or extension shall not be more restrictive than the terms of such Indebtedness; (iv) not have a final maturity prior to the date that is the later of (x) three years from the Restructuring Amendment Effective Date or (y) the Termination Date; (v) if the Indebtedness being refinanced is subordinated, such Permitted Refinancing Indebtedness shall be subordinated to at least the same extent, and on terms at least as favorable to the Lender, as the Indebtedness being refinanced, (vi) such Indebtedness shall be provided by a Person other than BlackRock Financial Management, Anthracite, and/or any of their respective Affiliates and/or Subsidiaries; and (vii) the net proceeds of such Permitted Refinancing Indebtedness are deposited into the Cash Management Account for application in accordance with Section 2(d)(iii) of the Custodial and Account Control Agreement;

(i) any refinancings, refundings, renewals or extensions of any Indebtedness outstanding described in clause (a) or (e) above pursuant to this Agreement or the Loan Documents; provided that, (i) such Indebtedness satisfies the Permitted Asset Refinancing definition hereof, (ii) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension; provided further, that if such new Indebtedness is secured by a pledge of a released Primary Interest, the amount of such Indebtedness may be in an amount up to 125% of the allocated loan amounts or release price (less price differential), as applicable. associated with such Primary Interest (which shall equal 125% of (x) the Repurchase Price (less Price Differential) in respect of a Purchased Asset) or (y) the Asset Attributable Loan Balance in respect of an Eligible Asset), (iii) such refinancing, refunding, renewal or extended Indebtedness shall not have a final maturity prior to the final maturity date of the Indebtedness being refinanced, refunded, renewed or extended and (iv) the applicable Secured Creditor receives all proceeds of such refinancing, less any approved expenses;

(j) any Indebtedness of a Subsidiary of Anthracite owed to Anthracite;

(k) any other Indebtedness incurred with the consent of the Lender and the other Secured Creditors, on terms acceptable to the Lender and the Secured Creditors in their respective sole discretion.”

SECTION 11. Amendments to Section 6.12 of the Credit Agreement (Limitation on Liens). Section 6.12 of the Existing Credit Agreement is hereby amended by deleting Section 6.12 in its entirety and inserting the following in lieu thereof:

“6.12 Limitation on Liens. Neither Anthracite nor any of its Subsidiaries shall create, incur, assume or suffer to exist any Lien on any Eligible Assets, its respective Property or revenues, whether now owned or hereafter acquired by it, other than:

(a) Liens created pursuant to this Agreement and the other Loan Documents;

(b) Liens created pursuant to the other Senior Secured Facilities;

(c) Liens created in favor of Anthracite pursuant to Indebtedness permitted under Section 6.11(j);

(d) Liens created pursuant the BlackRock Credit Agreement;

(e) Liens for taxes, assessments or other governmental charges or levies not yet subject to penalties or which are being contested in good faith and for which adequate reserves have been established by such Borrower in accordance with GAAP;

(f) Liens arising out of judgments or orders which do not constitute an Event of Default under Section 7(e) and for which adequate reserves have been established by such Borrower in accordance with GAAP;

(g) Liens created pursuant to the Second Priority Collateral Documents or the Additional Collateral Documents; and

(h) Liens created pursuant to secured Indebtedness permitted pursuant to Section 6.11; provided that any unsecured Indebtedness as of the Restructuring Amendment Effective Date remains unsecured.”

SECTION 12. Amendments to Section 6.13 of the Credit Agreement (Limitation on Distributions). Section 6.13 of the Existing Credit Agreement is hereby amended by deleting the phrase “No Borrower” and inserting in lieu thereof “Neither Anthracite nor any Subsidiary”.

SECTION 13. Amendments to Section 6.14 of the Credit Agreement (Limitation on Investments). Section 6.14 of the Existing Credit Agreement is hereby amended by deleting Section 6.14 in its entirety and inserting the following in lieu thereof:

“6.14 Reserved.”

SECTION 14. Amendments to Section 6.18 and 6.19 of the Credit Agreement (Independent Directors and Management Fees). Sections 6.18 and 6.19 of the Existing Credit Agreement are hereby amended by deleting such sections in their entirety and inserting the following in lieu thereof:

“6.18 Reserved.

6.19 BlackRock Payments and Management Fees.

(a) Neither Anthracite nor any of its Subsidiaries shall enter into any arrangement for the payment of, or pay, management, advisory, incentive or similar fees, except (i) payment of management and advisory fees pursuant to the Custodial and Account Control Agreement and (ii) management and advisory fees payable in the form of Capital Stock of Anthracite or a Subsidiary thereof to the applicable BlackRock Entity pursuant to the BlackRock Management Agreement or management fees to its corporate services provider paid in the ordinary course of business; provided, that in any event no such fees may be paid (but may accrue) during the continuance of an Event of Default.

(b) Neither Anthracite nor any of its Subsidiaries shall make any payment to BlackRock Financial Management or any other BlackRock Entity, other than Permitted BlackRock Payments.”

SECTION 15. Amendment to Section 6 to the Credit Agreement (Covenants). Section 6 to the Existing Credit Agreement is hereby amended by inserting the following new sections in proper numerical order:

“6.23 REIT Status. Other than as specifically set forth herein, neither Anthracite nor any of its Subsidiaries shall make any Restricted Payments in excess of the minimum amount necessary for Anthracite to qualify for the “deduction for dividends paid” pursuant to Section 857(a)(1) of the Code, it being understood that any such distribution shall be made in the form of Capital Stock of Anthracite or any Borrower rather than in cash or other Property to the maximum extent permitted under law.

6.24 Additional Reporting Requirements.

(a) Anthracite and the Borrowers shall provide the Lender with a report, certified by a Responsible Officer of Anthracite as to the accuracy, correctness and completeness of such report, on the performance of all Eligible Assets and other BOA Primary Interests on a monthly basis on each Payment Date, such reports to include, without limitation, information regarding the asset-level performance of Additional Collateral and the information listed on Schedule 6.24.

(b) Anthracite and the Borrowers will promptly, following any reasonable request therefor from the Lender, report such other information regarding its operations, business affairs and financial condition, or compliance with the terms of the Loan Documents, the Transaction Documents and the Senior Secured Facilities. Such reporting will include without limitation, details of Anthracite’s cash accounts at each month end and a schedule of its unfunded commitments.

(c) To the extent not included in the reports specified in clauses (a) and (b) above, Anthracite and its Subsidiaries shall provide to the Lender with a copy of any other information or report requested by any other Secured Creditor pursuant to the terms of their corresponding Senior Secured Facility.

(d) If so requested, Anthracite shall provide the Lender with a summary of the corporate structure of Anthracite and its Subsidiaries, showing all corporate and contractual relationships (including, without limitation, any payments or distribution obligations) (1) among and between such Persons and (2) among such Persons and any BlackRock Entity, such summary to be certified as to its accuracy as of the date of delivery to the Lender by a Responsible Officer of Anthracite, and be in form and substance acceptable to the Lender in its sole discretion.

6.25 Unsecured Anthracite Notes. Upon any failure by Anthracite to make any payment of principal or interest on any Unsecured Anthracite Notes when due, Anthracite shall immediately notify the Lender of such failure and consult with the Lender and the other Secured Creditors prior to taking any action with respect thereto.

6.26 Modification of Eligible Assets. Without the prior written consent of the Lender, no Borrower shall amend, modify or otherwise agree to any amendment, change in, or grant any waiver or deliver any consent or approval with respect to, any Eligible Asset or Underlying Asset if the effect of such action would cause or is reasonably likely to cause a Monetary Credit Event or a material adverse effect in respect of such Eligible Asset or Underlying Asset.

6.27 No Dealing with Eligible Assets. No Borrower shall, except with the prior written consent of the Lender:

(a) assign, transfer, sell, lease, exchange, convey, discount, dispose of or deal with any Property or asset, other than any Permitted Disposal;

(b) grant, create or permit to exist any Lien over (including the grant of security or trust over or the occurrence of execution or diligence in respect of) all or any of the benefit of any Property or asset other than the security granted over the Eligible Assets pursuant to the Collateral Documents and the Second Priority Collateral Documents; and

(c) permit the release of any person from any obligation in respect of any Property or asset, except as contemplated by the asset-level loan documents with respect to such person.

6.28 Advances and Payments. Provided that no Event of Default shall have occurred and be continuing at such time and upon delivery of prior written notice to the Lender, each Borrower shall, from time to time, have the right to draw an amount (each, a “Protective Cure Amount”) from the Lockbox Account to pay for, or otherwise reimburse itself for, any costs or expenses incurred by such Borrower relating to the exercise of any cure rights related to, or in connection with entering into any modifications, waivers and/or consents with respect to, any defaulted or distressed Eligible Asset; provided, that the aggregate Protective Cure Amounts for any period shall not exceed the unused amount of the contingency reserve set forth in the Budget for such period.

6.29 Material Amendments to Secured Facilities. Anthracite shall not, and shall not allow any Subsidiary to, enter, or agree to enter into any amendment or modification to any Senior Secured Facility that relates to any Reserved Matter without the prior written consent of the Lender and each other Secured Creditor.

6.30 Release of Collateral. No item of BOA Primary Collateral may be sold, transferred, assigned or otherwise disposed of without the prior written consent of the Lender and Buyer Agent unless (a) such asset is subject to a Permitted Disposal and (b) the Lender or Buyers, as applicable, shall have received a prepayment or payment in an amount no less than the Release Price for such item, minus any reasonable transaction costs.

6.31 Transfer of Released Assets. Anthracite shall, or shall cause its applicable Subsidiary to, transfer all assets that are (i) not subject to a Permitted Disposal and (ii) released from a Secured Creditor’s Lien pursuant to the terms of the applicable Senior Secured Facility, to be (1) transferred to either SPE Holdco or AHR Ireland and (2) made subject to the terms of the Additional Collateral Documents and pledged as collateral security to the Collateral Agent for the benefit of the Secured Creditors. Anthracite and its Subsidiaries agree to take such further action as may be necessary and desirable in furtherance of the foregoing.

6.32 Adjustments to Budget. Upon the effectiveness of any Permitted Refinancing Indebtedness, Anthracite and the Borrowers shall deliver to the Lender (i) certified copies of all material documents in respect of such Permitted Refinancing Indebtedness, (ii) evidence of any net interest payment reductions resulting from such Permitted Refinancing Indebtedness (such net interest payment reductions, “Net Interest Savings”), (iii) a calculation of the BlackRock Cash Fee based on such Net Interest Savings (if any) and (iv) a calculation of the applicable adjustment to the Budget with respect of such Net Interest Savings and BlackRock Cash Fee, in each case, in form and substance acceptable to the Lender in its sole discretion (items (i) through (iv) collectively, “Acceptable Adjustment Information”). Within ten (10) Business Days after receipt of Acceptable Adjustment Information, the Lender shall notify the Collateral Agent of (i) the BlackRock Cash Fee allowed to be paid pursuant to, and in accordance with, the Custodial and Account Control Agreement and (ii) the applicable adjustment to the Budget reducing the allocated interest payment amounts in respect of such Net Interest Savings and BlackRock Cash Fee.

6.33 Additional or More Restrictive Covenants. Neither Anthracite nor any of the Borrowers, has, nor shall make, modify, amend or supplement any covenant to any other Person (i) that is more restrictive on Anthracite or any Borrower than those set forth in this Section 6, and/or (ii) that relate to the Anthracite’s or any Borrower’s assets, liabilities, income, net worth, liquidity, profitability and/or with respect to ratios relating to any of the foregoing and/or the occurrence of a material adverse effect; unless Anthracite has notified the Lender thereof and has executed an amendment to this Agreement in a form acceptable to Lender whereby Anthracite and the Borrowers have made the same (or substantially the same) covenant(s) (each, a “Restrictive Covenant”) to the Lender, which Restrictive Covenant(s) shall be in addition to (and not in lieu of) Anthracite’s and the Borrower’s covenants and obligations under this Agreement. With respect to such amendment, Anthracite and the Borrowers shall also, at the request of the Lender, have delivered to the Lender an opinion of counsel to Anthracite and the Borrowers acceptable to the Lender in its sole discretion. Such amendment shall provide that: (x) Anthracite and each Borrower shall promptly notify the Lender (together with evidence reasonably satisfactory to the Lender) if compliance with any of the Restrictive Covenants is waived by the beneficiary thereof, and, in such event, for so long as such waiver is in effect, a breach of such Restrictive Covenant shall not constitute a default under this Agreement (provided that none of the other covenants in this Section 6 are breached), and (y) prior to Anthracite or a Borrower entering into any modification, supplement or amendment of a Restrictive Covenant made in favor of any Person, Anthracite and the Borrowers shall have executed a further amendment to this Agreement in a form acceptable to the Lender whereby the applicable Restrictive Covenant shall be modified, supplemented or amended. With respect to such amendment, Anthracite and the Borrowers shall also, at the request of the Lender, have delivered to the Lender an opinion of counsel to Anthracite and the Borrowers acceptable to the Lender in its sole discretion.”

SECTION 16. Amendments to Section 7 of the Credit Agreement (Events of Default).

(a) Sections 7(a) and (b) of the Existing Credit Agreement are hereby amended by deleting such sections in their entirety and inserting the following in lieu thereof:

“(a) any Borrower shall default in the payment of any principal of, or interest on, any Loan when due (whether at stated maturity, upon acceleration or at mandatory or optional prepayment); or

(b) (i) any Borrower shall default in the payment of any other amount payable by it hereunder or under any other Loan Document after notification by the Lender of such default, and such default shall have continued unremedied for five (5) days or (ii) any Paydown Target Deficiency shall have continued unremedied for ninety (90) days; or”

(b) Section 7(c) of the Existing Credit Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“(c) any representation or warranty made or deemed made herein or in any other Loan Document by a Borrower or by Anthracite (including, without limitation, any representation or warranty made or deemed made by Anthracite in Section 11 of the Parent Guaranty) shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations set forth in Section 5.13 (to the extent it relates to an Eligible Asset), Section 5.17 or in the Collateral Documents unless such Borrower shall have made such representation with knowledge that it was materially incorrect or untrue at the time made); or

(c) Section 7(d) of the Existing Credit Agreement is hereby amended by deleting clause (i) thereof in its entirety and inserting the following in lieu thereof:

“(i) to comply with the requirements of Section 2.06(f), Section 3.01, Section 6.04, Section 6.07(a)(i), Section 6.08(a), Sections 6.09 through 6.15 and Sections 6.17 through 6.32 hereof;”

(d) Section 7(e) of the Existing Credit Agreement is hereby amended by deleting the phrase “any Borrower” in the introductory language thereto and inserting in lieu there of “Anthracite, any Borrower or any of their respective Subsidiaries”.

(e) Section 7(m) of the Existing Credit Agreement is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

“(m) Reserved; or”

(f) (i) Section 7(p) of the Existing Credit Agreement is hereby amended by deleting the period at the end of such subsection and inserting “; or” in lieu thereof and (ii) by inserting the following new subsections in proper alphabetical order:

“(q) Anthracite shall fail to comply with the requirements of Section 12 of the Parent Guaranty;

(r) the occurrence of any Event of Default under the DB Repurchase Agreement, as such terms are defined therein; or

(s) the occurrence of any Event of Default under the MS Loan Agreement, as such terms are defined therein; or

(t) other than (i) Permitted CDO Acquisitions, (ii) the acquisition of debt of Anthracite or any of its Subsidiaries in exchange solely for equity of Anthracite without the prior approval of the Lender and the other Secured Creditors not to be unreasonably withheld or delayed, and (iii) such other transactions approved by the Lender and the other Secured Creditors in their sole discretion, the entering into of any transaction pursuant to which Anthracite or any Affiliate thereof acquires an asset or otherwise makes a new Investment; or

(u) in respect of any Eligible Asset that is a collateralized debt obligation, the failure of the issuer of such collateralized debt obligation to transfer any cash that such issuer is permitted to release to its equity holders to the Cash Management Account on a monthly basis; or

(v) Anthracite or any Affiliate thereof defaults in the payment of any principal of, or interest on, any Unsecured Anthracite Note (whether at stated maturity, upon acceleration or at mandatory or optional prepayment), and, before the end of any applicable grace period, Anthracite shall have failed to (a) obtain a forbearance or enter into a definitive restructuring with respect to such Unsecured Anthracite Notes on terms satisfactory to the Lender and each other Secured Creditor in their respective sole discretion, or (b) cure such failure; or

(w) the payment by Anthracite or any of its Subsidiaries of any obligation or liability not otherwise permitted by the Budget or which has not otherwise received the prior written consent of the Lender and the other Secured Creditors;

(x) the payment by Anthracite or any of its Subsidiaries to BlackRock Financial Management or any other BlackRock Entity on account of principal due under any credit agreement, repurchase agreement, or other credit facility between Anthracite or any of its Subsidiaries, on the one hand, and BlackRock Financial Management or any BlackRock Entity, on the other hand, other than Permitted BlackRock Payments.”

SECTION 17. Amendment to Section 8 of the Credit Agreement (Remedies Upon Default). Section 8(a) of the Existing Credit Agreement is hereby amended by (i) deleting the phrase “and the Fee Letter” therein inserting the phrase “(including, without limitation, the Deferred Restructuring Fee)” in lieu thereof and (ii) by inserting the phrase “and the Deferred Restructuring Fee” after the phrase “the balance then outstanding on the Loans.”

SECTION 18. Amendment to Section 10.2 of the Credit Agreement (Notice). The Existing Credit Agreement is hereby amended by deleting clauses (a) and (b) of Section 10.02 in their respective entirety and inserting in lieu thereof the following:

“(a) Bank of America, 214 North Tryon Street, Hearst Tower, 20th Floor, Mail Code: NC1-027-20-03, Charlotte, North Carolina 28555, Attention: Jeffrey Hoyle, Facsimile Number: (704) 602-3732, Telephone: 980-388-4385, (b) Bank of America, 101 South Tryon Street, Mail Code: NC1-002-29-01, Charlotte, NC 28255, Attention: Paul Kurzeja, Facsimile Number: (704) 409-0267, Telephone: 980-386-8509 and”

SECTION 19. Amendments to Section 10.04 of the Credit Agreement (Amendments). Section 10.04 of the Existing Credit Agreement is hereby amended by inserting the phrase “and subject to the terms of the Intercreditor Agreement,” after the introductory clause thereof.

SECTION 20. Amendments to Section 10.07 of the Credit Agreement (Amendments). Section 10.07 of the Existing Credit Agreement is hereby amended by deleting the reference to Section 3.05 therein in its entirety.

SECTION 21. Amendment to Section 10 of the Credit Agreement (Miscellaneous). The Existing Credit Agreement is hereby amended by deleting Sections 10.18(d), (e) and (f) in their respective entirety and inserting in lieu thereof the following:

“(d) the Lender’s recourse in respect of the Obligations or any claim against AHR Capital relating to or in connection with the Loan Documents is limited to the Collateral, the other BOA Primary Interests, the BOA Secondary Collateral, the Additional Collateral and the sums, proceeds, receivables and all other rights relating, appertaining or attaching thereto or deriving therefrom. In such regard, the Lender may take all or any such action with respect to such assets to seek to maximize its return upon enforcement. For the avoidance of doubt, this provision shall only limit the liability of AHR Capital for the discharge of the Obligations and any claim against AHR Capital in respect of or in connection with the Loan Documents, and shall not limit or restrict in any way the accrual of interest on any unpaid amount, or, other than in respect of AHR Capital, derogate from or otherwise limit the right of recovery, realization or application by the Lender on any unpaid amount or pursuant to any of the Loan Documents; provided, however that nothing contained in this clause (d) shall limit the rights of the Lender to bring or commence any action, claim or proceeding (or take any other action) as it may see fit for the sole purpose of enabling it to claim against the Guarantor for the full amount of any loss it may incur hereunder;

(e) for the avoidance of doubt, save as expressly prohibited in this Section 10.18, nothing in this Section 10.18 shall extinguish or be deemed to extinguish the right of the Lender to contact and hold meetings with any other creditor of Anthracite, AHR Capital or any of their respective subsidiaries; and

(f) absent fraud, negligence, willful or misleading misconduct, deliberate action or omission designed to mislead, avoid, reduce or mitigate liability, or breach of statutory duty, no personal liability shall attach to the Directors and the Lender shall not take or initiate any proceedings or issue any petition against the Directors in connection with the Loan Documents.”

10.19 Acknowledgement of Strict Foreclosure Remedy.

(a) Each of Anthracite, the Borrower Agent and the Borrowers hereby acknowledge that, but for the waivers granted by the Lender prior to the Restructuring Amendment Effective Date, it is in default under the Credit Agreement for purposes of Section 9-620 of the UCC.

(b) Each of Anthracite, the Borrower Agent and the Borrowers hereby acknowledge and agree that, notwithstanding anything contained herein to the contrary, should anyone successfully challenge the Lender’s ability to accept the Collateral in full satisfaction of the Obligations pursuant to the terms of Section 2.08(b), the Lender shall retain all of the rights and remedies afforded a secured creditor under the UCC and any other applicable law.

10.20 Automatic Stay. Notwithstanding anything contained herein to the contrary, in recognition of the risks associated with the BOA Parties’ execution and performance of the Restructuring Amendment, and in consideration of the waivers of margin payments, waivers of financial covenants and other modifications to the Loan Documents and the Transaction Documents, Anthracite and each Borrower, for itself and on behalf of all of their respective subsidiaries, agree that in the event that Anthracite or any Borrower becomes subject to any bankruptcy or insolvency proceedings, the BOA Parties shall be entitled to relief from any automatic stay imposed by Section 362 of the Bankruptcy Code or any other applicable law, or otherwise, on or against the exercise of the rights and remedies otherwise available to any BOA Party hereunder, in any other Loan Document or in any Transaction Document and as otherwise provided by law, and Anthracite and each Borrower, for itself and on behalf of all of their respective subsidiaries, hereby waives the benefit of such automatic stay and consent and agree to raise no objection to such relief.”

SECTION 22. Amendment to the Credit Agreement (Exhibits and Schedules). The Existing Credit Agreement is hereby amended by (i) deleting Schedule 1-G in its entirety and inserting in lieu thereof a new Schedule 1-G, attached hereto as Exhibit B, (ii) inserting a new Schedule 2.06(f), attached hereto as Exhibit C, (iii) inserting a new Schedule 6.11(g), attached hereto as Exhibit D, (iv) inserting a new Schedule 6.24, attached hereto as Exhibit E and (v) deleting Exhibit M in its entirety and inserting in lieu thereof a new Exhibit M attached hereto as Exhibit F.

SECTION 23. Amendments to Article I of the Custodial Agreement (Definitions).

(a) Article I of the Existing Custodial Agreement is hereby amended by deleting the definition of “English Sub-Concentration Account” in its entirety and inserting in lieu thereof the following:

““English Sub-Concentration Account” shall mean the English Sub-Collection Account.”

(b) Article I of the Existing Custodial Agreement is hereby amended by deleting the definition of “Extraordinary Payment Date” in its entirety and inserting in lieu thereof the following:

““Extraordinary Payment Date” shall mean, in connection with (i) Eligible Asset Net Cash Proceeds in excess of $1,000,000 in respect of any Eligible Asset or (ii) Underlying Asset Net Cash Proceeds in excess of $1,000,000 in respect of any Underlying Asset, the second Business Day after the applicable English Sub-Concentration Account Remittance Date by which such proceeds were transferred from the English Sub-Concentration Account to the Concentration Accounts (as applicable, denominated in Sterling, Euro or Dollars).”

(c) Article I of the Existing Custodial Agreement is hereby amended by deleting the definition of “Payment Date” in its entirety and inserting in lieu thereof the following:

““Payment Date” shall mean the day falling two (2) Business Days prior the day by which Paydown Target Deficiencies must be communicated pursuant to the definition of “Paydown Target Deficiency” (as such term is defined in the Custodial and Account Control Agreement) and, for the month in which the Termination Date falls, the Termination Date.”

(d) Article I of the Existing Custodial Agreement is hereby amended by deleting the definition of “Pledged Assets” in its entirety and inserting in lieu thereof the following:

“Pledged Assets” shall mean Eligible Assets.”

(e) Article I of the Existing Custodial Agreement is hereby amended by inserting the following new definitions in proper alphabetical order:

““Purchased Assets” shall have the meaning set forth in the Repurchase Agreement.

“Repurchase Price” shall have the meaning set forth in the Repurchase Agreement.

SECTION 24. Amendment to Section 2.1 to the Custodial Agreement (Concentration Accounts). Section 2.1 of the Existing Custodial Agreement is hereby amended by deleting the phrase “all amounts deposited to the English Sub-Collection Account shall be transferred by to the Concentration Accounts” in its entirety and inserting in lieu thereof “all amounts deposited to the English Sub-Concentration Account shall be transferred to the Concentration Accounts”.

SECTION 25. Amendment to Article III to the Custodial Agreement (Disbursements from the Concentration Accounts). The Existing Custodial Agreement is hereby amended deleting Sections 3.1.1, 3.1.2, 3.1.3, and 3.2 in their entirety and inserting in lieu thereof the following:

“Section 3.1.1 In the case of each Payment Date or Extraordinary Payment Date, other than a Payment Date or Extraordinary Payment Date on which an Event of Default has occurred and is continuing:

A. First, to the payment of all fees and expenses, due and payable by Anthracite or any of its Subsidiaries to the Custodian pursuant to the Fee Agreement;

B. Second, as to all receipts other than principal payments, to the payment of all costs and fees due and payable by Anthracite or any of its Subsidiaries to (i) the Lender pursuant to the Credit Agreement or any other Loan Document (other than payments in respect of the Deferred Restructuring Fee) and (ii) the Buyer Agent and the Buyers pursuant to the Repurchase Agreement or any other Transaction Document (other than payments in respect of the Deferred Restructuring Fee), in each case, such payment to be allocated by the Lender in its sole discretion;

C. Third, as to all receipts other than principal payments, to (i) the Lender in payment of any accrued and unpaid interest on the Loans then due and (ii) the Buyers and the Buyers Agent in payment of the Price Differential which has accrued and is outstanding in respect of all of the Purchased Assets, in each case, such payment to be allocated by the Lender in its sole discretion;

D. Fourth, to the Lender in payment of the Asset Attributable Loan Balance of the related Eligible Asset in respect of which any (i) principal payment in respect of such Eligible Asset or (ii) proceeds from a Permitted Disposal of such Eligible Asset, in each case, has been received until the Asset Attributable Loan Balance for such Eligible Asset has been reduced to zero;

E. Fifth, to (i) the Lender in payment of any unpaid principal amount of the Loans until the principal amount of all Loans has been reduced to zero and (ii) to the Buyer Agent on account of the Repurchase Price of all Purchased Assets until the Repurchase Price for all of the Purchased Assets has been reduced to zero, in each case, such payment to be allocated by the Lender in its sole discretion;

F. Sixth, to the Lender and Buyer Agent in payment of the Guaranteed Deferred Restructuring Fee until such amount is reduced to zero, in each case, such payment to be allocated by the Lender in its sole discretion;

G. Seventh, to the Lender and Buyer Agent in payment of the Secondary Deferred Restructuring Fee until such amount is reduced to zero, in each case, such payment to be allocated by the Lender in its sole discretion; and

H. Eight, any amount remaining in the Concentration Accounts to be deposited in the Cash Management Account and applied pursuant to the terms of the Custodial and Account Control Agreement.

Section 3.1.2 Reserved.

Section 3.1.3 Reserved.

Section 3.2 On and after the occurrence of an Event of Default, all funds in the Concentration Accounts may be withdrawn by the Lender and applied as follows:

A. First, to the payment of all fees and expenses, due and payable by Anthracite or any of its Subsidiaries to the Custodian pursuant to the Fee Agreement;

B. Second, to (i) the Lender in payment of any accrued and unpaid interest on the Loans then due and (ii) the Buyers and the Buyers Agent in payment of the Price Differential which has accrued and is outstanding in respect of all of the Purchased Assets, in each case, such payment to be allocated by the Lender in its sole discretion;

C. Third, to the payment of all other amounts (other than the principal amount of the Loans and the Repurchase Price of Purchased Assets) due and payable by Anthracite or any of its Subsidiaries to (i) the Lender pursuant to the Credit Agreement or any other Loan Document (including, without limitation, the Deferred Restructuring Fee) and (ii) the Buyer Agent and the Buyers pursuant to the Repurchase Agreement or any other Transaction Document (including, without limitation, the Repo Deferred Restructuring Fee), in each case, such payment to be allocated by the Lender in its sole discretion;

D. Fourth, to (i) the Lender in payment of any unpaid principal amount of the Loans until the principal amount of all Loans has been reduced to zero and (ii) to the Buyer Agent on account of the Repurchase Price of all Purchased Assets until the Repurchase Price for all of the Purchased Assets has been reduced to zero, in each case, such payment to be allocated by the Lender in its sole discretion; and

E. Fifth, any amount remaining in the Concentration Accounts to be deposited in the Cash Management Account and applied pursuant to the terms of the Custodial and Account Control Agreement.”

SECTION 26. Amendment to Article XXVIII to the Custodial Agreement (Notices). The Existing Custodial Agreement is hereby amended deleting the notice address for the Lender and Custodian in their respective entirety and inserting in lieu thereof the following:

if to the Lender:	Bank of America, N.A. 214 North Tryon Street Hearst Tower, 20th Floor Mail Code: NC1-027-20-03 Charlotte, North Carolina 28555 Attn.: Jeffrey Hoyle Fax: (704) 602-3732

with a copy to:	Bank of America, N.A. 101 South Tryon Street Mail Code: NC1-002-29-01 Charlotte, NC 28255 Attention: Paul Kurzeja Fax: (704) 409-0267

if to the Custodian:	Bank of America, N.A. 135 S. LaSalle Street IL 4-135-18-45 Chicago, IL 60603 Attention: BOA/AHR Facility Savas Apostolakis Fax: (312) 904-2084

SECTION 27. Amendment to the Custodial Agreement (Control). The Existing Custodial Agreement is hereby amended by inserting a new Article XXIX as follows:

“ARTICLE XXIX

CUSTODIAL INSTRUCTION AND RELEASE OF COLLATERAL

Section 29.1 Notwithstanding anything contained herein to the contrary, the Custodian and Bank hereby agree that as of the Restructuring Amendment Date:

Section 29.1.1 the Custodian and Bank shall not accept any instruction from the Borrower Agent or any Borrower regarding the Concentration Accounts, the English Sub-Concentration Account or any assets in the Concentration Accounts or the English Sub-Concentration Account;

Section 29.1.2 the Custodian shall only accept instruction from the Lender with regard to the Concentration Accounts, the English Sub-Concentration Account or any assets in the Concentration Accounts or the English Sub-Concentration Account;

Section 29.1.3 the Custodian shall not release any Asset File, Pledged Asset Information or any other asset or property held by the Custodian pursuant to this Custodial Agreement without the written consent of the Lender;

Section 29.1.4 Lender may send written instructions to Custodian, and in the event of a conflict between the terms of this Custodial Agreement and such written instructions, such written instructions shall control;

Section 29.1.5 notwithstanding anything contained in this Custodial Agreement to the contrary, including without limitation, Section 10.2 hereof, the Custodian may not be removed nor discharged from the performance of its obligations hereunder by the Borrower Agent or any Borrower and may only be removed by the Lender upon at least fifteen (15) days prior written notice to the Custodian and the Borrower Agent; and

Section 29.1.5 only the Lender may appoint a successor Custodian and such appointment may be made without the consent of the Borrower Agent or any Borrower.”

SECTION 28. Conditions Precedent. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the following conditions precedent shall have been satisfied:

(a) the Lender shall have received:

(i) each document listed on Exhibit A hereto (the “Restructuring Documents”), executed and delivered by a duly authorized signatory of each party thereto, in form and substance acceptable to the Lender in its sole discretion;

(ii) with respect to any loan constituting Additional Collateral, a copy of an irrevocable direction letter executed by the applicable Loan Party, to the underlying obligor or other applicable party making payments on such loan, instructing such Person to make all payments in respect of such loan to the Cash Management Account (as defined in the Custodial and Account Control Agreement), together with proof of delivery to such Person;

(iii) a certificate of each Loan Party, dated as of the Amendment Effective Date, with appropriate insertions and attachments, satisfactory in form and substance to the Lender, executed by a Responsible Officer of such Loan Party;

(iv) a copy of the resolutions, in form and substance satisfactory to the Lender, of the Board of Directors (or other correlative body) of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement and each other Restructuring Document to which it is a party, and (ii) the granting by it of the Liens created pursuant to the Restructuring Documents, in each case, as applicable, certified by the Secretary or an Assistant Secretary of each Loan Party as of the Amendment Effective Date, which certification shall be in form and substance satisfactory to the Lender and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded;

(v) a certificate of each Loan Party, dated the Amendment Effective Date, as to the incumbency and signature of the officers of such Loan Party executing this Amendment and any other Restructuring Document, shall be satisfactory in form and substance to the Lender, and shall be executed by an applicable Responsible Officer thereof;

(vi) true and complete copies of the Organic Documents of each Loan Party, certified as of the Amendment Effective Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party;

(vii) certificates (where such certificates are available) dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of each Loan Party (i) in the jurisdiction of its organization and (ii) in each other jurisdiction where its ownership, lease or operation of property or the conduct of its business requires it to qualify as a foreign Person;

(viii) for the account of the Lender, payment and reimbursement for all of the Lender’s costs and expenses incurred in connection with this Amendment, all prior amendments and modifications to the Credit Agreement, any other documents prepared in connection herewith and therewith and the transactions contemplated hereby and thereby, other than the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to the Lender, which counsel fees and disbursements shall be paid in accordance with Section 35 hereof.

(ix) a copy of the Budget, in form and substance satisfactory to the Lender in its sole discretion;

(x) the certificates representing the shares or other equity interests not already delivered to the Lender and pledged pursuant to the Parent Pledge Agreement, if any, together with an undated stock power for each such stock certificate executed in blank by a duly authorized officer of the pledgor thereof or such certificate duly endorsed in blank for each such certificate evidencing a limited liability company interest. Each

“Issuer” referred to in the Parent Pledge Agreement shall have delivered an acknowledgement and consent to such Parent Agreement, executed by a duly authorized officer of such Issuer, in substantially the form appended to such Pledge Agreement;

(xi) evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC and the appropriate filings with Companies House in England and the Companies Registration Office in Ireland, necessary or, in the opinion of the Lender, desirable to perfect the Liens created by this Agreement shall have been completed;

(xii) the results of a recent search by a Person satisfactory to the Lender of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of Anthracite, and the results of such search shall be satisfactory to the Lender;

(xiii) legal opinions of outside counsel to the Loan Parties which shall cover such matters incident to the transactions contemplated by the Restructuring Documents as the Lender may reasonably require;

(xiv) any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Collateral Agent, for the benefit of the BOA Parties and any other applicable Secured Creditor, a perfected, second priority security interest in the BOA Secondary Collateral, subject to no Liens other than the first priority Lien in favor of the applicable Secured Creditor, for filing, registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such security interest;

(xv) copies certified by the applicable Loan Party, of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by such Loan Party of, and the validity and enforceability of, the Restructuring Documents, which consents, licenses and approvals shall be in full force and effect;

(xvi) a true, correct and complete summary of the corporate structure of Anthracite and its Subsidiaries as of the date hereof, showing all corporate and contractual relationships (including, without limitation, any payments or distribution obligations) (1) among and between such Persons and (2) among such Persons and any BlackRock Entity, such summary to be certified as to its accuracy by a Responsible Officer of Anthracite, and be in form and substance acceptable to the Lender in its sole discretion;

(b) a Buyer and the Seller shall have entered into a transaction pursuant to the Repurchase Agreement in respect of the Class G interest in respect of AHR 2006-1 HY3; and

(c) each of the representations and warranties made and restated by the Guarantor, and the Borrowers pursuant to Section 29 of this Amendment shall be true and complete in all material respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all material respects as of such other date).

SECTION 29. Representations and Warranties. On and as of the date first above written, each of Anthracite and the Borrowers hereby represents and warrants to the Lender that (a) it is in compliance with all the terms and provisions set forth in the Credit Agreement on its part to be observed or performed, (b) the Loan Parties have received all consents, licenses, and approvals, if any, required in connection with the execution, delivery and performance by the Loan Parties of, and the validity and enforceability of, the Restructuring Documents, which consents, licenses and approvals shall be in full force and effect, (c) after giving effect to the Restructuring Documents, no Default or Event of Default (as such term is defined in the applicable Senior Secured Facility) under any Senior Secured Facility has occurred and is continuing, and (d) after giving effect to this Amendment, the representations and warranties contained in Section 5 of the Credit Agreement are true and correct in all material respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all material respects as of such other date).

SECTION 30. General Release. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Anthracite and the Borrowers, for: (i) itself, (ii) any Subsidiary thereof, and (iii) the respective partners, officers, directors, shareholders, successors and assigns of all of the foregoing persons and entities,

(a) hereby releases and forever discharges each of the BOA Parties and each of its respective subsidiaries, affiliates (excluding any Affiliate of Anthracite), its past, present and future officers, directors, agents, employees, partners, managers, shareholders, servants, attorneys and representatives, as well as their, successors, assigns, their respective heirs, legal representatives, legatees, predecessors-in-interest, successors and assigns, of and from any and all actions, claims, demands, damages, debts, suits, contracts, agreements, losses, liabilities, indebtedness, causes of action either at law or in equity, obligations of whatever kind or nature, accounts, defenses, and offsets against liabilities and obligations, whether known or unknown, direct or indirect, new or existing, by reason of any matter, cause or thing whatsoever occurring on or prior to the date hereof arising out of or relating to any matter or thing whatever, including without limitation, such claims and defenses as fraud, misrepresentation, breach of duty, mistake, duress, usury, claims pertaining to so-called “lender liability,” and claims pertaining to creditor’s rights, which such party ever had, now has, or might hereafter have against the other, jointly or severally, for or by reason of any matter, act, omission, cause or thing whatsoever occurring, on or prior to the date of this Amendment, that is related to, in whole or in part, directly or indirectly, the Credit Agreement, the Loan Documents this Amendment, the Repurchase Agreement and the Transaction Documents; and

(b) warrants, represents and acknowledges that it has no defenses to the payment of, nor any right to set off against, all or any of the Obligations set forth in the Loan Documents, any obligation set forth in the Repurchase Agreement or the Transaction Documents, nor any counterclaims or other rights of action against any BOA Party of any kind whatsoever, including, without limitation, any right to contest any of the following: the enforceability, applicability or validity of any provisions of the Loan Documents and the Transaction Documents, the existence, validity, enforceability, or perfection of any security interest or mortgage in favor of any BOA Party the conduct of Lender in administering the Loan Documents and any legal fees and expenses incurred by any BOA Party under the Credit Agreement, the other Loan Documents or this Amendment, the Repurchase Agreement or the other Transaction Documents.

SECTION 31. Limited Effect.

(a) Except as expressly amended and modified by this Amendment, the Existing Credit Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms; provided, however, that upon the Amendment Effective Date, all references in the Credit Agreement to the “Loan Documents” shall be deemed to include, in any event, this Amendment. Each reference to Credit Agreement in any of the Loan Documents or in any Transaction Document shall be deemed to be a reference to the Credit Agreement as amended hereby.

(b) Except as expressly amended and modified by this Amendment, the Existing Custodial Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. Each reference to Custodial Agreement in any of the Loan Documents or in any Transaction Document shall be deemed to be a reference to the Custodial Agreement as amended hereby.

SECTION 32. Override Provision. Notwithstanding any provision in either the Credit Agreement, the Custodial Agreement or any Loan Document to the contrary, which are hereby pro tanto superseded and modified or replaced mutatis mutandis to the extent of any inconsistency, the provisions in this Amendment shall apply from and after the date hereof.

SECTION 33. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 34. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 35. Covenant. Each of Anthracite and the Borrowers hereby covenants and agrees, on a joint and several basis, to pay promptly, following receipt of an invoice therefor, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to the BOA Parties, incurred by the BOA Parties in connection with this Amendment, any amendment to the Repurchase Agreement entered into on the date hereof, all prior amendments and modifications to the Repurchase Agreement and the Credit Agreement, any other documents prepared in connection herewith and therewith and the transactions contemplated hereby and thereby; provided that if such invoiced amounts are not paid in full within two (2) Business Days of the date of receipt of the applicable invoice by Anthracite, each of Anthracite and the Borrowers, as applicable, hereby acknowledges and agrees that (a) with respect to the Cash Management Account established in connection with the Repurchase Agreement, the Account Bank shall apply (at the direction of the Buyer Agent) all Income received by the Account Bank in respect of the Purchased Assets and the associated Hedging Agreements on the Business Day next following the Business Day on which such Income is deposited in the Cash Management Account to the payment of such invoiced but unpaid amounts until such amounts are paid in full, and (b) with respect to the Concentration Accounts established in connection with the Credit Agreement, the Lender shall be entitled to direct the Bank to pay such invoiced but unpaid amounts directly to the applicable counsel to the BOA Parties from the funds on deposit in the Concentration Accounts until all such invoiced but unpaid amounts are paid in full. All terms used in this Section 35 and not otherwise defined in this Amendment, shall have the meaning set forth in the Repurchase Agreement.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

ANTHRACITE CAPITAL, INC., as Borrower Agent

By:	Paul Horowitz
Name:	Paul Horowitz
Title:	Vice President

SIGNED, SEALED AND DELIVERED by
the duly authorised attorney of AHR Capital BofA Limited
in the presence of:	Richard Shea

Signature of witness	David Pan

Name of witness	David Pan

Address of witness New York, New York

Fax no:
Attention:

BANK OF AMERICA, N.A., as Lender

By:	Savas Apostolakis
Name:	Savas Apostolakis
Title:	Assistant Vice President

BANK OF AMERICA, N.A., in its capacity as Custodian

By:	Jeffrey B. Hoyle
Name:	Jeffrey B. Hoyle
Title:	Managing Director

Exhibit A

BOA Restructuring Documents

(1) The Omnibus Amendment to the Credit Agreement and Custodial and Payment Application Agreement, dated as of May 13, 2009, among the Borrower, the Borrower Agent, the Lender and the Custodian;

(2) the Second Amended and Restated Parent Guaranty, dated as of the date hereof, made by Anthracite in favor of the Lender;

(3) the Second Amended and Restated Parent Pledge Agreement, dated as of the date hereof, made by Anthracite in favor of the BOA Parties;

(4) the Amended and Restated Borrower Security Agreement Reaffirmation Agreement, dated as of the date hereof, made by the Borrower in favor of the BOA Parties;

(5) the Affiliate Security Agreement Amendment and Reaffirmation Agreement, dated as of the date hereof, made by the Seller in favor of the Lender;

(6) the Parent Security Agreement, dated on or about the date hereof, made by Anthracite in favor of the BOA Parties;

(7) the Amendment to the Master Repurchase Agreement, dated as of the date hereof, among the Buyers, the Buyer Agent and the Seller;

(8) the Second Amended and Restated Guaranty, dated as of the date hereof, made by Anthracite in favor of the Buyers and Buyer Agent;

(9) the First Deed of Charge and Assignment Second Supplemental Deed, dated as of the date hereof, made by Borrower in favor of the Collateral Agent, for the benefit of the BOA Parties;

(10) the Notice to Custodian (Repo), dated as of the date hereof, from Anthracite and BANA to Wells Fargo, as custodian under the Repurchase Agreement;

(11) The Amendment to Collateral Account Control Agreement, dated on or about the date hereof, among the Borrower, the Lender and Bank of America, N.A., as custodian; and

(12) The Amendment to Eligible Assets Account Control Agreement, dated on or about the date hereof, among the Borrower, the Lender and Bank of America, N.A., as custodian.

Exhibit A

DB Restructuring Documents

(1) Amendment No. 4 to the DB Repurchase Agreement, dated as of the date hereof, among the AHR-DB Seller and Deutsche Bank;

(2) Amendment No. 3 to the Guaranty, dated as of the date hereof, among the AHR-DB Seller and Deutsche Bank;

(3) the Seller Security Agreement, dated as the date hereof, made by the AHR-DB Seller in favor of Deutsche Bank;

(4) the Parent Pledge Agreement, dated as of the date hereof, made by the Seller in favor of Deutsche Bank;

(5) the Irish Share Charge, dated on or about the date hereof, made by Anthracite in favor of Deutsche Bank; and

(6) the Irish Debenture, dated on or about the date hereof, made by the AHR-DB Irish Seller in favor of Deutsche Bank.

Exhibit A

MS Restructuring Documents

(1) The Fourth Amended and Restated Facility Agreement, dated as of the date hereof, among the AHR-MS Borrower and Morgan Stanley;

(2) the Amendment Deed, dated as of the date hereof, among the AHR-MS Borrower and Morgan Stanley;

(3) the Second Amended and Restated Guaranty, dated as of the date hereof, made by the AHR-MS Borrower to Morgan Stanley;

(4) the Amendment to the Debenture, dated as of the date hereof, among the AHR-MS Borrower and Morgan Stanley; and

(5) the Parent Pledge Agreement, dated as of the date hereof, made by Anthracite in favor of Morgan Stanley.

Exhibit A

Second Lien Restructuring Documents

(1) the Second Priority Pledge and Security Agreement, dated on or about the date hereof, made by AHR-MS Borrower in favor of the Collateral Agent, for the benefit of BOA Parties and Deutsche Bank;

(2) the Second Priority Collection Account Control Agreement, dated on or about the date hereof, made by AHR-MS Borrower in favor of the Collateral Agent, for the benefit of BOA Parties and Deutsche Bank;

(3) the Second Ranking Debenture, dated on or about the date hereof, made by the AHR-MS Borrower in favor of the Collateral Agent, for the benefit of the BOA Parties and Deutsche Bank;

(4) the Second Priority Parent Pledge Agreement, dated on or about the date hereof, made by Anthracite in favor of the Collateral Agent, for the benefit of the BOA Parties and Deutsche Bank;

(5) the Second Priority Seller Security Agreement, dated on or about the date hereof, made by the AHR-DB Seller in favor of the Collateral Agent, for the benefit of the BOA Parties and Morgan Stanley;

(6) the Second Priority Parent Pledge Agreement, dated on or about the date hereof, made by Anthracite in favor of the Collateral Agent, for the benefit of the BOA Parties and Morgan Stanley;

(7) the Second Priority Affiliate Security Agreement, dated on or about the date hereof, made by the Seller in favor of the Collateral Agent, for the benefit of Morgan Stanley and Deutsche Bank;

(8) the Second Priority Borrower Security Agreement, dated on or about the date hereof, made by the Borrower in favor of the Collateral Agent, for the benefit of Morgan Stanley and Deutsche Bank;

(9) the Second Priority Parent Pledge Agreement, dated on or about the date hereof, made by Anthracite in favor of the Collateral Agent, for the benefit of Morgan Stanley and Deutsche Bank;

(10) the Second Deed of Charge and Assignment, dated on or about the date hereof, made by Borrower in favor of the Collateral Agent, for the benefit of Morgan Stanley and Deutsche Bank;

(11) the Second Priority Share Charge, dated on or about the date hereof, made by Anthracite in favor of the Collateral Agent, for the benefit of Morgan Stanley and Deutsche Bank;

(12) the Second Priority Irish Debenture, dated on or about the date hereof, made by Borrower in favor of the Collateral Agent, for the benefit of Morgan Stanley and Deutsche Bank;

(13) the Second Priority Collection Account Control Agreement, dated on or about the date hereof, among Bank of America, N.A., as custodian, the Borrower and the Collateral Agent, for the benefit of Morgan Stanley and Deutsche Bank;

Exhibit A

(14) the Second Priority Eligible Assets Account Control Agreement, dated on or about the date hereof, among Bank of America, N.A., as custodian, the Borrower and the Collateral Agent, for the benefit of Morgan Stanley and Deutsche Bank;

(15) the Second Priority Parent Security Agreement, dated on or about the date hereof, made by Anthracite in favor of the Collateral Agent, for the benefit of Morgan Stanley and Deutsche Bank;

(16) the Second Priority Irish Share Charge, dated on or about the date hereof, made by the Anthracite in favor of the Collateral Agent, for the benefit of the BOA Parties and Deutsche Bank;

(17) the Second Priority Irish Share Charge, dated on or about the date hereof, made by Anthracite in favor of the Collateral Agent, for the benefit of the BOA Parties and Morgan Stanley; and

(18) the Second Priority Irish Debenture, dated on or about the date hereof, made by the AHR-DB Irish Seller in favor of the BOA Parties and Morgan Stanley.

Exhibit A

Common Restructuring Documents

(1) The Custodial and Account Control Agreement, dated as of the date hereof, among the Loan Parties, the Secured Creditors and the Collateral Agent;

(2) The Intercreditor Agreement, dated as of the date hereof, among the Loan Parties, the Secured Creditors and the Collateral Agent;

(3) the Collateral Agency Agreement, dated as of the date hereof, among the Loan Parties, the Secured Creditors and the Collateral Agent;

(4) the Equity Pledge and Security Agreement, dated as of the date hereof, made by Anthracite to the Collateral Agent, for the benefit of the Secured Creditors, in respect of AHR Ireland;

(5) the Equity Pledge and Security Agreement, dated as of the date hereof, made by Anthracite to the Collateral Agent, for the benefit of the Secured Creditors, in respect of SPE Holdco;

(6) the Pledge and Security Agreement, dated as of the date hereof, made by SPE Holdco in favor of the Collateral Agent, for the benefit of the Secured Creditors;

(7) the First Priority Irish Share Charge, dated as of the date hereof, made by Anthracite in favor of the Collateral Agent, for the benefit of the Secured Creditors;

(8) the BOA Post-Closing Letter (Credit Agreement), dated as of the date hereof, among the Borrower and the BOA Parties;

(9) the BOA Post-Closing Letter (Repurchase Agreement), dated as of the date hereof, among the Seller and the BOA Parties;

(10) the DB Post-Closing Letter, dated as of the date hereof, among the AHR-DB Seller and Deutsche Bank; and

(11) the MS Post-Closing Letter, dated as of the date hereof, among the AHR-MS Borrower and Morgan Stanley.

Exhibit A

Exhibit B

Schedule 1-G

UNSECURED ANTHRACITE NOTES

1.	11.75% Senior Notes issued August 2007

2.	Variable Rate Senior Unsecured Notes issued May 2007

3.	Variable Rate Senior Unsecured Notes issued June 2007

4.	7.20% Senior Unsecured Notes issued October 2006

5.	7.22% Senior Unsecured Notes issued October 2006

6.	Variable Rate Junior Subordinated Notes €20 MM issued April 2007

7.	Variable Rate Junior Subordinated Notes €30 MM issued April 2007

8.	Variable Rate Junior Subordinated Notes issued January 2006

9.	Variable Rate Junior Subordinated Notes issued September 2005

10.	Variable Rate Junior Subordinated Notes issued March 2006

11.	Preferred Securities and Common Securities issued by Anthracite Capital Trust II

12.	Preferred Securities and Common Securities issued by Anthracite Capital Trust I

13.	Preferred Securities and Common Securities issued by Anthracite Capital Trust III

14.	9.375% Series C Cumulative Redeemable Preferred Stock

15.	8.25% Series D Cumulative Redeemable Preferred Stock

16.	12% Series E-1 Cumulative Convertible Redeemable Preferred Stock

17.	12% Series E-2 Cumulative Convertible Redeemable Preferred Stock

Exhibit B

Exhibit C

Schedule 2.06(f)

Quarterly Paydown Targets

Cumulative Quarterly Paydown Targets (based on 75% of projected cash flow)	BofA Amortization Targets
September 30, 2009	$8,301,000
December 31, 2009	$13,370,000
March 31, 2009	$18,439,000
June 30, 2009	$23,508,000
September 30, 2010	$28,577,000

Exhibit C

Exhibit D

Schedule 6.11(g)

EXISTING INDEBTEDNESS

1.	11.75% Senior Notes issued August 2007

2.	Variable Rate Senior Unsecured Notes issued May 2007

3.	Variable Rate Senior Unsecured Notes issued June 2007

4.	7.20% Senior Unsecured Notes issued October 2006

5.	7.22% Senior Unsecured Notes issued October 2006

6.	Variable Rate Junior Subordinated Notes €20 MM issued April 2007

7.	Variable Rate Junior Subordinated Notes €30 MM issued April 2007

8.	Variable Rate Junior Subordinated Notes issued January 2006

9.	Variable Rate Junior Subordinated Notes issued September 2005

10.	Variable Rate Junior Subordinated Notes issued March 2006

11.	Preferred Securities and Common Securities issued by Anthracite Capital Trust II

12.	Preferred Securities and Common Securities issued by Anthracite Capital Trust I

13.	Preferred Securities and Common Securities issued by Anthracite Capital Trust III

14.	9.375% Series C Cumulative Redeemable Preferred Stock

15.	8.25% Series D Cumulative Redeemable Preferred Stock

16.	12% Series E-1 Cumulative Convertible Redeemable Preferred Stock

17.	12% Series E-2 Cumulative Convertible Redeemable Preferred Stock

Exhibit D

Exhibit E

Schedule 6.24

Monthly Reporting

Included in the monthly reports to be provided to the Lender pursuant to Section 6.24, each such report shall specify:

1)	details in relation to all payments credited to the Concentration Accounts or the Cash Management Account (as defined in the Repurchase Agreement) during that Collection Period:

a)	the amount of such payment;

b)	the currency of such payment;

c)	the amount of accrued interest in respect of such payment;

d)	the Concentration Account into which such payment was made;

e)	if the payment relates to an Eligible Asset or Purchased Asset, the Eligible Asset or Purchased Asset to which such payment relates;

f)	if the payment does not relate to an Eligible Asset or Purchased Asset, the details of what the payment relates to;

2)	a report on principal, interest and other amounts received by AHR Capital Limited and Anthracite Secured Interest LLC for the most recently completed monthly period and a report on amounts paid under the Custodial and Account Control Agreement on the last Remittance Date;

3)	detailing for each Eligible Asset and Purchased Asset, on an asset by asset basis, the principal outstanding balance of that Eligible Asset or Purchased Asset;

4)	attaching reports relating to the Property underlying the Primary Interests and Additional Collateral as the relevant Anthracite Party or Subsidiary thereof may have received or is otherwise entitled to receive from a servicer or the applicable underlying obligor; and

5)	detailing delinquencies and losses under the Primary Interests and Additional Collateral.

Exhibit E

Exhibit F

EXHIBIT M

to Credit Agreement

FORM OF RELEASE

[            ], 20

Bank of America, N.A.

Hearst Tower, 20th Floor

Mail Code: NC1-027-20-03

214 North Tryon Street

Charlotte, North Carolina 28555

Attention: Jeffrey Hoyle

Facsimile Number: (704) 602-3732

Telephone: (980) 388-4385

Re: Release of Collateral

Ladies and Gentlemen:

Reference is made to (i) that certain Credit Agreement, dated as of March 17, 2006 (the “Credit Agreement”), between AHR Capital BofA Limited, as a borrower (the “Borrower”), each borrower from time to time party thereto, Anthracite Capital, Inc., as borrower agent (the “Borrower Agent”) and Bank of America, N.A., as lender (the “Lender”) and (ii) that certain Master Repurchase Agreement, dated as of July 20, 2007 (the “Repurchase Agreement”), between Anthracite Capital BofA Funding LLC, as seller (the “Seller”), Bank of America, N.A. (“BANA”), as buyer agent (in such capacity, the “Buyer Agent”) and a buyer, and Banc of America Mortgage Capital Corporation, as a buyer (together with BANA in its capacity as a buyer, the “Buyers”). Unless otherwise specified, capitalized terms used herein and not otherwise defined herein shall have the meanings given them in the Credit Agreement.

In accordance with Section 2.01(d) of the Credit Agreement, the Borrower intends to repay in full in cash the Release Price in respect of that certain Eligible Asset consisting of [                    ] (the “Designated Eligible Asset”), pursuant to the terms of the Credit Agreement.

In connection with the foregoing, the Borrower hereby requests that each Buyer, the Buyer Agent and the Lender, and, by its execution of this letter agreement, each Buyer, the Buyer Agent and the Lender hereby agrees to, subject to payment by the Borrower of the Release Price of the Designated Eligible Asset, release of its rights, title and interest in and to the Designated Eligible Asset.

[SIGNATURE PAGE FOLLOWS]

Exhibit F

This letter agreement shall be governed by and construed in accordance with the law of the State of New York. Please confirm your agreement to the terms of this letter agreement by executing both copies of this letter agreement delivered to you and returning one fully signed copy to the undersigned, at the address provided in the Credit Agreement.

Very truly yours,

AHR CAPITAL BOFA LIMITED, as Borrower

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

BANK OF AMERICA, N.A., as Buyer Agent, as a Buyer and Lender

By:
Name:
Title:

BANC OF AMERICA MORTGAGE CAPITAL CORPORATION, as a Buyer

By:
Name:
Title:

Exhibit F